                                                                    EXHIBIT 4(o)


                           LOAN AND SECURITY AGREEMENT

                          Dated as of October 11, 2001

                                      among

                          MATERIAL SCIENCES CORPORATION

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,

                           THE NORTHERN TRUST COMPANY

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                                    AS AGENT

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                           LOAN AND SECURITY AGREEMENT

          THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of October 11, 2001, is entered into among "Agent", "Lenders" and "Borrower" (hereinafter defined).

                                R E C I T A L S:
                                ---------------

          A. Borrower has requested that (i) Lenders make available to Borrower a syndicated revolving credit facility in the aggregate principal amount not to exceed $20,000,000, with a letter of credit subfacility in an amount not to exceed $8,000,000, and (ii) Agent be appointed as agent for Lenders.

          B. Each Lender is willing to make the accommodations and Agent is willing to be appointed as agent for itself and for any additional Lender, all upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the parties' mutual agreements contained herein, the parties hereto agree as follows:

1.           DEFINITIONS

          1.1 General Terms. As used in this Agreement, the following terms
              -------------
shall have the following definitions:

"Account Debtor" means the Person who is obligated on or under an Account.
 --------------

"Accounts" means all presently existing and hereafter arising accounts, accounts
 --------
receivable, contract rights, instruments, documents, chattel paper, and all other forms of obligations owing to Borrower or the Guarantors, in each case arising out of the sale or lease of goods or the rendition of services thereby, whether or not earned by performance, and any and all credit insurance, guarantees, letters of credit and other security therefor, as well as all merchandise returned to or reclaimed thereby, and all products and proceeds of the foregoing.

"Acquisition" means any transaction or series of related transactions for the
 -----------
purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (ii) the acquisition of in excess of 50% of the capital stock, partnership interest, membership interest or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (iii) a merger or consolidation or any other combination with any other Person (other than a Person that is a Subsidiary) provided that Borrower is the surviving entity.

 "Affiliate" means any corporation or any other Person that directly or
  ---------
indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Borrower. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 25% or more of the securities (on a fully diluted basis) having

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ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, membership interests, by contract or otherwise.

"Agent" means LaSalle Bank National Association in its separate capacity as
 -----
agent for Lenders.

"Agreement" means this Loan and Security Agreement, any and all exhibits or
 ---------
schedules thereto, any and all concurrent or subsequent riders to this Loan and Security Agreement and any extensions, supplements, amendments, modifications or restatements to or of this Loan and Security Agreement and/or to or of any such rider.

"Applicable Lending Office" means for Agent and each Lender and for each loan or
 -------------------------
extension of credit hereunder, the lending office of Agent or Lender designated on the signature pages hereof or such other office of such Lender as such Lender may from time to time specify to Agent and Borrower in writing as the office by which its Loans are to be made and maintained.

"Applicable Margin" means an incremental amount in excess of the Libor Rate or
 -----------------
the Prime Rate, as applicable, as set forth on Annex A attached hereto, which
                                               -------
will fluctuate as a function of the ratio pursuant to Section 2.10(a) below and
                                                      ---------------
said Annex A.
     -------

"Asset Sale" means the sale, lease, assignment or other transfer for value (each
 ----------
a "Disposition") by Borrower or any Subsidiary to any Person (other than Borrower or any Subsidiary) of any asset or right of Borrower or such Subsidiary other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within one hundred-eighty (180) days with another asset performing the same or a similar function, (b) the sale or lease of inventory in the ordinary course of business, and (c) other Dispositions in any Fiscal Year the Net Proceeds of which do not in the aggregate exceed $250,000.

"Assignment Agreement" has the meaning set forth in Section 2.25(b) hereof.
 --------------------                               ---------------

"Authorized Representative" means an officer, director, employee or other Person
 -------------------------
designated by Borrower to execute this Agreement and/or any Loan Document.

"Balance Sheet Leverage" means Liabilities divided by Tangible Net Worth.
 ----------------------

"Benefit Plan" means an employee pension benefit plan of Borrower or an ERISA
 ------------
Affiliate, as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA.

"Borrower" means Material Sciences Corporation, a Delaware corporation.
 --------

"Borrower's Books" means all of Borrower's books and records including, but not
 ----------------
limited to: correspondence, writings, minute books; ledgers; records indicating, summarizing, or evidencing Borrower's assets, liabilities, the Accounts and all information relating thereto; records indicating, summarizing, or evidencing Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information and any software necessary to operate the same.

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"Borrower's Loan Account" means a loan account maintained by Agent on its books
 -----------------------
in which shall be recorded (i) all loans and advances made by Lenders to Borrower pursuant to this Agreement, (ii) all payments made by Borrower on all such loans and advances, and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all Out-of-Pocket Fees and Costs and interest; all such entries shall be made by Agent in accordance with Agent's customary accounting practices as in effect from time to time.

"Business Day" means any day on which LaSalle is open for commercial banking
 ------------
business in Chicago, Illinois, and in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the London Interbank eurodollar market.

"Capital Expenditures" means all expenditures which, in accordance with
 --------------------
Generally Accepted Accounting Principles, would be required to be capitalized and shown on the consolidated balance sheet of Borrower and its Subsidiaries, but excluding (a) expenditures made in connection with Acquisitions and (b) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, or (iii) with proceeds from Asset Sales.

"Capital Lease" means, with respect to any Person, any lease of (or other
 -------------
agreement conveying the right to use) any real or personal property by such Person that, in conformity with Generally Accepted Accounting Principles, is accounted for as a capital lease on the balance sheet of such Person.

"Cash Balances" means all cash or deposit account balances of Borrower and
 -------------
Guarantors plus any Cash Equivalent Investments thereof.

"Cash Collateralize" means to pledge and deposit with or deliver to Agent, for
 ------------------
the benefit of Agent, Issuing Bank and Lenders, as collateral for the Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Agent and Issuing Bank (which documents are hereby consented to by Lenders), in an amount of at least 100% of the aggregate amount of the outstanding Obligations. Borrower hereby grants Agent, for the benefit of Agent, Issuing Bank and Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked deposit accounts at LaSalle.

"Cash Equivalent Investment" means, at any time, (a) any evidence of
 --------------------------
Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., and (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight federal funds transactions that are issued or sold by any Lender or its holding company or by a commercial

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banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000.

"CERCLA" means the Comprehensive Environmental Response, Compensation and
 ------
Liability Act of 1980.

"Change of Control" means the occurrence, after the date of this Agreement, of
 -----------------
any of the following: (a) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors; or (b) during any period of up to 12 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 12-month period were directors of Borrower ceasing for any reason to constitute a majority of the Board of Directors unless the Persons replacing such individuals were nominated by the Board of Directors of Borrower.

"Closing" has the meaning set forth in Section 5.1 hereof.
 -------                               -----------

"Code" means the Uniform Commercial Code of the State of Illinois as in effect
 ----
from time to time during the Initial Term and any renewal term hereof, and any and all terms used in this Agreement which are not otherwise defined herein but are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code.

"Collateral" means all right, title or interest in and to and all Accounts of
 ----------
Borrower and of its Subsidiaries, whether now existing or owned or hereafter created or acquired and all products and proceeds of every nature of the foregoing, including, but not limited to, proceeds of insurance covering the Accounts and any and all Negotiable Collateral, contract rights, instruments, documents and chattel paper, money, deposit accounts or other tangible and intangible property resulting from the sale or other disposition of the Collateral, and the proceeds and products thereof; provided, however, that the Excluded Accounts shall not constitute Collateral hereunder.

"Commitment" means, as to any Lender, such Lender's commitment to make Loans,
 ----------
and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Lender's Pro Rata Share of the Revolving Loan Commitment is set forth on the signature page hereof.

"Commitments" means collectively the Revolving Loan Commitments.
 -----------

"Contingent Indemnification Obligations" means Obligations for the
 --------------------------------------
indemnification of the Agent and/or the Lenders arising under Section 2.20,
Section 9.12 or Section 19 or under similar substantive provisions of this Agreement or any of the Loan Documents, with respect to which there is no claim pending or threatened as of the date of determination.

"Contributing Sponsor" means any person described in Section 4001(a)(13) of
 --------------------                                -------------------
ERISA with respect to a Benefit Plan.

"Controlled Group" means all members of a controlled group of corporations and
 ----------------
all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

"Default Rate" has the meaning set forth in Section 2.10(b) hereof.
 ------------                               ---------------

"Dollars", "dollars" and "$" each mean the lawful money of the United States.
 --------------------------

"EBITDA" means, as to Borrower and its Subsidiaries for any measurement period,
 ------
the sum, reported on a consolidated basis, of (i) Net Income for that measurement period, (ii) Interest Expense for that measurement period, (iii) depreciation and amortization expenses for that measurement period and (iv) Taxes for that measurement period, all determined in accordance with Generally Accepted Accounting Principles consistently applied.

"Effective Date" means the date on which the conditions precedent for initial
 --------------
loans under Section 5 hereof have been satisfied and the initial Revolving Loans
            ---------
have been made.

"Environmental Claims" means all claims, however asserted, by any governmental,
 --------------------
regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law.

"Environmental Laws" means any applicable laws, statutes, rules, regulations,
 ------------------
orders, consent decrees, permits or licenses of any governmental authority, relating to prevention, remediation, reduction or control of pollution, or protection of the environment, natural resources and/or human health and safety, including, without limitation, such applicable laws, statutes, rules, regulations, orders, consent decrees, permits or licenses relating to (a) solid waste and/or Hazardous Materials treatment, storage, disposal, general and transactions, (b) air, water, and noise pollution, (c) soil, ground, water or groundwater contamination, (d) the generation, handling, storage, transportation or Release into the environment of Hazardous Materials, and (e) regulation of underground and above ground storage tanks.

"Environmental Matters" means any matter arising out of or relating to health
 ---------------------
and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Materials.

"Equipment" means the machinery, apparatus and equipment of Borrower or its
 ---------
Subsidiaries, including without limitation processing equipment, data processing and computer equipment with software and peripheral equipment, and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, molds, dies, attachments, accessories, automotive equipment, trailers, trucks, tractors, motor vehicles, vessels, aircraft and rolling stock, and other equipment of every kind and nature, and trade fixtures and fixtures, and other tangible personal property (other than Inventory) of every kind and description used in the business of such Person or owned by such Person or in which such Person has an interest, all whether now owned or hereafter acquired, and wheresoever situated, together with all additions and accessions thereto, substitutions and replacements therefor, all parts therefor, and all manuals, drawings, instructions, warranties, and rights with respect thereto, and all products and proceeds of the foregoing, and condemnation awards and insurance proceeds with respect thereto.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended,
 ------
and all references to sections thereof shall include such sections and any predecessor and successor provisions thereto.

"ERISA Affiliate" means each trade or business (whether or not incorporated)
 ---------------
which, together with Borrower, would be treated as a single employer under
Section 4001(a)(14) of ERISA or IRC Section 414(b), (c), (m), (n) or (o), as applicable.

"Eurodollar Loan" means any Loan with respect to which Borrower shall have
 ---------------
selected an interest rate based on the Libor Rate in accordance with the provisions of Section 2.2(a) of this Agreement; provided, however, that there
              --------------
shall not be in excess of five (5) Eurodollar Loans outstanding at any one time.

"Eurodollar Office" means with respect to any Lender the office or offices of
 -----------------
such Lender which shall be making or maintaining the Eurodollar Loans of such Lender hereunder. A Eurodollar Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

"Event of Default" means the occurrence of any one or more of the events set
 ----------------
forth in Section 12 of this Agreement.
         ----------

"Excluded Accounts" means the Accounts of Pinole Point.
 -----------------

"Excluded Subsidiaries" means those Subsidiaries of Borrower that are not
 ---------------------
Guarantors.

"Fair Value" means assets and liabilities as determined in accordance with
 ----------
Generally Accepted Accounting Principles, except that assets shall be reflected at present fair saleable value and liabilities shall reflect a complete statement of liabilities, fixed or contingent, direct or indirect, disputed or undisputed, whether or not required to be reflected on a balance sheet prepared in accordance with Generally Accepted Accounting Principles.

"Fiscal Quarter" means a fiscal quarter of a Fiscal Year.
 --------------

"Fiscal Year" means with respect to Borrower, the fiscal year of Borrower ending
 -----------
on February 28 of each year.

"Fixed Charge Coverage Ratio" means the ratio resulting from dividing (I) a
 ---------------------------
numerator consisting of EBITDA minus (a) Taxes, minus (b) Unfinanced Capital Expenditures, by (II) a denominator consisting of the sum of (x) Principal Payments and (y) Interest Expense, all for the subject time period.

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"Funded Debt" means all Indebtedness, including without limitation all
 -----------
Obligations, Unsecured Indebtedness, and Indebtedness with respect to Capital Leases and Unfunded Pension Liabilities, minus Cash Balances; provided, that Funded Debt shall not include Subordinated Debt.

"Generally Accepted Accounting Principles" or "GAAP" means, with respect to any
 --------------------------------------------------
date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

"Guarant(ies)" means the guaranties in the form of Exhibit F hereto.
 ------------                                      ---------

"Guarantor(s)" means individually and collectively MSC Pre Finish Metals Inc.,
 ------------
MSC Pre Finish Metals (EGV) Inc., MSC Pre Finish Metals (MV) Inc., MSC Pre Finish Metals (MT) Inc., MSC Pre Finish Metals (PP) Inc., Pinole Point, MSC Laminates and Composites Inc., MSC Laminates and Composites (EGV) Inc., and MSC Walbridge Coatings Inc., as well as any Person that hereafter becomes a Guarantor pursuant to Section 8.5(b) hereof.
                      --------------

"Guarantor Funding Ratio" means, as of the end of any Fiscal Quarter, the ratio
 -----------------------
of the Outstandings (as defined in Section 11.5 hereof) for a particular Guarantor divided by the sum of all Accounts attributable to such Guarantor.

"Hazardous Materials" means any flammable or explosive materials, petroleum
 -------------------
(including crude oil and its fractions), radioactive materials, hazardous wastes, toxic substances or related hazardous materials, including without limitation polychlorinated biphenyls, friable asbestos, and any substances defined as, or included in the definition of toxic or hazardous substances, wastes, or materials under any Environmental Laws.

"Indebtedness" means, with respect to any Person, (a) indebtedness for borrowed
 ------------
money or for the deferred purchase price of property or services (other than trade or account payables entered into in the ordinary course of business on normal trade terms, payments under earn-out agreements and wages, benefits, deferred compensation and other accrued benefits) in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise, including without limitation accounts payable and accrued indebtedness owed by such Person or any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (b) indebtedness guaranteed in any manner by such Person, including guarantees in the form of an agreement to repurchase or reimburse, (c) obligations under leases which shall have been or should be, in accordance with Generally Accepted Accounting Principles, recorded as Capital Leases, in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss, (d) any Unfunded Pension Liabilities, (e) any Permitted Swap Obligation (to the extent to be required to be marked to market under GAAP) of such Person, and (f) all Suretyship Liabilities of such Person.

"Initial Term" has the meaning set forth in Section 3.1 hereof.
 ------------                               -----------

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

"Interest Expense" means, for any period, for Borrower and its Subsidiaries and
 ----------------
determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, (i) gross interest expense on any Indebtedness for the period (including that portion of Capital Leases attributable to interest), plus
                                                                            ----
(ii) any payments made under interest rate Swap Contracts to the extent not included in gross interest expense, less (iii) interest income, less (iv) the
                                    ----
sum of any payments received under interest rate Swap Contracts.

"Interest Payment Date" means the last day of any Interest Period, and, with
 ---------------------
respect to any Interest Period for Eurodollar Loans of six months duration, also the three-month anniversary of the first day of such Interest Period.

"Interest Period" means: (i) as to any Eurodollar Loan, the period commencing on
 ---------------
the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as Borrower may elect, and (ii) as to any Prime Rate Loan, the period commencing on the date of such Prime Rate Loan and ending on the earlier of (A) the last Business Day of each calendar month, and (B) the expiration or earlier termination of this Agreement; provided, however, that (i) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) no Interest Period with respect to any Revolving Loan shall end later than the expiration of the term of this Agreement, and (iii) interest shall accrue from and including the first day of an Interest Period to and including the last day of such Interest Period.

"Inventory" means all present and future inventory in which Borrower or any of
 ---------
its Subsidiaries has any interest, including, but not limited to, finished goods intended for sale or lease by such Person, or to be furnished under a contract of service, or for display or demonstration; all work in process, all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in the business of such Person, or any inventory which has been returned or repossessed or stopped in transit, wherever located, and any documents of title representing any of the above.

"Investment" means, relative to any Person, any investment in another Person,
 ----------
whether by acquisition of any debt or equity security, by making any loan or advance or by becoming obligated with respect to a Suretyship Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

"IRC" means the Internal Revenue Code of 1986, as amended, and all references to
 ---
sections thereof shall include such sections and any predecessor and successor provisions thereto.

"Issuing Bank" means LaSalle in its capacity as the issuer of Letters of Credit
 ------------
hereunder and its successors and assigns in such capacity.

"LaSalle" means LaSalle Bank National Association, a national banking
 -------
association, located at 135 South LaSalle Street, Chicago, Illinois 60603.

"Lender" means the individual reference to any of the financial institutions
 ------
from time to time party to this Agreement.

"Lenders" means collectively, the financial institutions from time to time party
 -------
to this Agreement.

"Letters of Credit" means any standby or trade letters of credit which are now
 -----------------
or hereafter at any time issued by Agent at the request of and for the account of Borrower pursuant to the terms of this Agreement and which have not expired or been canceled or terminated.

"Leverage Ratio" means Funded Debt divided by EBITDA.
 --------------

"Liabilities" means all liabilities under GAAP as such would appear on the
 -----------
consolidated balance sheet of Borrower and its Subsidiaries.

"Libor" means the London Interbank Offered Rate.
 -----

"Libor Rate" means, with respect to any Eurodollar Loan for any Interest Period,
 ----------
the interest rate per annum equal to the quotient obtained by dividing (x) the rate of interest determined by Agent to be the average of the rate per annum at which deposits in U.S. dollars are generally offered in the London Interbank Bank at 11:00 A.M. London time, two (2) Business Days before the first day of such Interest Period, as set forth on the Dow Jones Market Page 3750 (or any successor page), for a period equal to such Interest Period and in the amount of the applicable Eurodollar Loan, by (y) the difference between one hundred percent (100%) and any applicable reserve requirements (rounded upward to the nearest whole multiple of one sixteenth (1/16th) of one percent (1%) per annum), including, without limitation, any statutory maximum requirement for Lenders to hold reserves for "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or any similar reserves under any successor regulation or regulations).

"Lien" means, with respect to any Person, any mortgage, deed of trust, pledge,
 ----
fixed or floating charge, lien, security interest, or encumbrance or security arrangement of any nature whatsoever, whether arising by agreement or by operation of law, including without limitation any conditional sale or title retention arrangement and any assignment, deposit arrangement or lease intended as or having the effect of, security.

"Liquidity Ratio" means Accounts of Borrower and its Guarantors, minus the
 ---------------
Excluded Accounts, divided by Outstandings.

"Loan(s)" means the collective reference to the Revolving Loans.
 -------

"Loan Documents" means all agreements, instruments and documents, including
 --------------
without limitation security agreements, loan agreements (including without limitation this Agreement), notes, pledges, affidavits, certificates, powers of attorney, consents, assignments, opinions, collateral assignments, reimbursement agreements, contracts, notices, financing statements, and all amendments, supplements, restatements and renewals thereof, and all other written matter, whether heretofore, now or hereafter executed, by or on behalf of Borrower or any other Person in connection with the Obligations or the transactions contemplated hereby (including without limitation any Guaranty), and delivered to Agent or Lenders, together with all agreements, instruments and documents referred to therein or contemplated thereby whether heretofore, now or hereafter executed by or on behalf of Borrower or any such other Persons and delivered to Agent or Lenders, and all amendments, supplements, restatements and renewals thereof, but not including any proposal letter, commitment letter or other comparable documents delivered by Agent prior to the date hereof and not expressly incorporated herein and made a part hereof.

"Majority Lenders" means, at any time, while no Obligations are outstanding, two
 ----------------
or more Lenders having in excess of 50% of the aggregate amount of the Commitments and, at any time while Obligations are outstanding, two or more Lenders holding in excess of 50% of the outstanding aggregate principal amount of the Obligations.

"Mandatory Prepayment Event" has the meaning set forth in Section 3.5 hereof.
 --------------------------                               -----------

"Master Letter of Credit Agreement" means that certain Master Letter of Credit
 ---------------------------------
Agreement between Borrower and LaSalle attached hereto in the form of Exhibit A.
                                                                      ---------

"Material Adverse Effect" means (a) a material adverse change in, or a material
 -----------------------
adverse effect upon, the financial condition, operations, assets, business or properties of the Borrower and its Subsidiaries, taken as a whole, or (b) a material impairment of the ability of such Person to perform in any material respect under any Loan Document, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower or its Subsidiaries of any Loan Document.

"Maximum Revolving Credit Facility" means $20,000,000.
 ---------------------------------

"Multiemployer Plan" means a plan described in Section 4001(a)(3) of ERISA which
 ------------------
covers employees of Borrower or any ERISA Affiliate.

"Negotiable Collateral" means a letter of credit, advice of credit, instrument,
 ---------------------
money, negotiable document, warehouse receipt, bill of lading, certificated security, certificate of title, certificate of deposit, chattel paper, or similar property, and proceeds thereof.

"Net Cash Proceeds" means:
 -----------------

          1. with respect to any Asset Sale the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by Borrower pursuant to such Asset Sale net of (i) the direct costs relating to such sale, transfer or other disposition calculated in accordance with Generally Accepted Accounting Principles (including, without limitation, sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (iii) amounts required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject to such Asset Sale (other than the Loans);

          2. with respect to any issuance of equity securities, the aggregate cash proceeds received by Borrower pursuant to such issuance, net of the direct costs relating to such issuance (including reasonable sales and underwriter's commissions to unaffiliated third parties); and

          3. with respect to any issuance of Indebtedness, the aggregate cash proceeds received by Borrower pursuant to such issuance, net of the direct costs of such issuance (including reasonable up-front fees and placement fees to unaffiliated third parties).

"Net Income" means for a subject period, the Net Income (or loss) of Borrower
 ----------
and its Subsidiaries on a consolidated basis, for that period as determined in accordance with Generally Accepted Accounting Principles, but excluding (i) any gain or loss relating to a Strategic Transaction with respect to Pinole Point and any gain or loss with respect to the discontinued operation of Pinole Point,
(ii) any gain or loss in excess of $100,000 individually on the sale of any asset not in the ordinary course of business, (iii) any extraordinary income or loss and (iv) any gain or loss on discontinued operations.

"Net Worth" means the sum of the total of all assets which, under Generally
 ---------
Accepted Accounting Principles, would appear as assets on the balance sheet of Borrower and its Subsidiaries determined on a consolidated basis, less the Liabilities, which, under Generally Accepted Accounting Principles, would appear as liabilities on the balance sheet of Borrower.

"Note Agreement(s)" means all documents related to the Unsecured Indebtedness.
 -----------------

"Notes" means the Revolving Loan Notes.
 -----

"Obligations" means each and every promise, agreement, covenant, debt and all
 -----------
other obligations and indebtedness of Borrower or of any Guarantor to Agent and Lenders (and with respect to Permitted Swap Obligations, Lenders' affiliates), their successors or assigns, whether primary, secondary, contingent, direct, or indirect, howsoever incurred, created, arising or evidenced, whether presently or hereafter existing, evidenced, arising or becoming due, in connection with the Loans or under this Agreement, the Notes, any Loan Documents, any Permitted Swap Obligations or any refinancings, substitutions, extensions, renewals, replacements and modifications for or of the foregoing, and further including without limitation all interest, all Out-of-Pocket Fees and Costs which Borrower is required to pay or reimburse by this Agreement or any other Loan Document, or by law.

"Operating Lease" means any lease of (or other agreement conveying the right to
 ---------------
use) any real or personal property by Borrower or any Subsidiary, as lessee, other than any Capital Lease.

"Out-of-Pocket Fees and Costs" means those fees, costs and expenses payable
 ----------------------------
pursuant to Section 2.11(e) hereof.
            ---------------

"Outstandings" means all Indebtedness outstanding under this Agreement.
 ------------

"PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.
 ----

"Participant" means any Person now or from time to time hereafter participating
 -----------
with Lenders in any of the Loans and Letters of Credit made or issued by Lenders to Borrower pursuant to this Agreement.

"Pension Plan" means a "pension plan" as such term is defined in Section 3(2) of
 ------------
ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which Borrower or any of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

"Permitted Liens" has the meaning set forth in Section 8.1 hereof.
 ---------------                               -----------

"Permitted Swap Obligations" means all obligations (contingent or otherwise) of
 --------------------------
Borrower or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (i) such obligations are entered in to by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation;
(ii) such Swap Contracts do not (a) contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (b) contain, for any Swap Contract entered into with any counterparty other than a Lender, any provisions creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 12.1) and (iii) such Swap Contracts do not exceed the Revolving Loan Termination Date, provided that forward contracts do not exceed a term of one (1) year.

"Person" means any individual, sole proprietorship, partnership, joint venture,
 ------
trust, unincorporated organization, association, corporation, institution, limited liability company, entity or governmental entity, whether acting in an individual, fiduciary or other capacity.

"Pinole Point" means MSC Pinole Point Steel Inc.
 ------------

"Potential Default" means any event which solely through the passage of time,
 -----------------
service of notice or both, would mature into an Event of Default.

"Principal Payments" means the sum of all payments of principal of any
 ------------------
Indebtedness of Borrower.

"Prime Rate" means for any day, the rate of interest in effect for such day as
 ----------
publicly announced from time to time by LaSalle as its prime rate (whether or not such rate is actually charged by LaSalle). Any change in the Prime Rate announced by LaSalle shall take effect at the opening of business on the day specified in the public announcement of such change.

"Prime Rate Loan" means any Loan with respect to which Borrower shall have
 ---------------
selected an interest rate based upon the Prime Rate in accordance with the provisions of Section 2.3(a) of this Agreement.
              --------------

"Prime Rate Option" means any Loan as to which interest accrues at the Prime
 -----------------
Rate plus the corresponding appropriate Applicable Margin.

"Prohibited Transaction" means any transaction described in Section 406 of ERISA
 ----------------------
which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Sections 4975(c)(2) or (d) of the IRC, and which could reasonably be expected to result in any excise tax, fine, penalty or other liability (in any amount of at least $100,000) being imposed on Borrower or any Guarantor.

"Property" means any kind of property or asset, whether real, personal or mixed,
 --------
tangible or intangible, and any interest therein.

"Pro Rata Share" means, with respect to any Lender, a fraction (expressed as a
 --------------
percentage), the numerator of which shall be the aggregate amount of such Lender's Commitment and the denominator of which shall be the aggregate Commitments.

"RCRA" means the Resource Conservation and Recovery Act.
 ----

"Regulation D" means Regulation D of the Board of Governors under Federal
 ------------
Reserve System.

"Regulation U" means Regulation U of the Board of Governors under the Federal
 ------------
Reserve System.

"Release" has the meaning specified in CERCLA including, but not limited to, any
 -------
actual or threatened past, present or future releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, seeping, injecting, escaping, leaching, dumping or disposing, whether intentional or not; and the term "Disposal" (or "Disposed") has the meaning specified in RCRA; provided that in
                --------
the event either CERCLA or RCRA is amended so as to change the meaning of any term defined thereby, such amended meaning shall apply as of the effective date of such amendment.

"Reportable Event" means a reportable event described in Section 4043 of ERISA
 ----------------
or the regulations thereunder, for which the thirty (30) day notice requirement has not been waived.

"Revolving Loan Commitment" means as to each Lender, the amount set forth
 -------------------------
opposite its name on the signature pages hereto under the heading "Revolving Loan Commitment."

"Revolving Loan Commitment Percentage" means as to any Lender, the percentage
 ------------------------------------
set forth opposite its name on the signature pages hereto under the heading "Revolving Loan Commitment Percentage".

"Revolving Loan Notes" has the meaning set forth in Section 2.1 hereof.
 --------------------                               -----------

"Revolving Loan Termination Date" means October 11, 2004.
 -------------------------------

"Revolving Loans" has the meaning set forth in Section 2.1 hereof.
 ---------------                               -----------

"SEC" means the Securities and Exchange Commission or any other governmental
 ---
authority succeeding to any of the principal functions thereof.

"Security Agreement" means the security agreement(s) in the form of Exhibit G
 ------------------                                                 ---------
hereto.

"Strategic Transaction" means a sale of substantially all assets of Pinole Point
 ---------------------
or any other strategic transaction (including a merger or a joint venture involving such assets or a major component of the business of Pinole Point) or the sale of the stock thereof.

"Subordinated Debt" means any Indebtedness that is subordinated, in form and
 -----------------
substance satisfactory to Agent in all respects, to the Obligations.

"Subsidiary" means any corporation of which more than fifty percent (50%) of the
 ----------
outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower, or any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower.

"Suretyship Liability" means any agreement, undertaking or arrangement by which
 --------------------
any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

"Swap Contract" means any agreement, whether or not in writing, relating to any
 -------------
transaction that is a rate swap, basis swap, forward rate transaction, forward exchange contract or strategy, commodity swap, equity or equity index swap, interest rate option, cap, collar or floor transaction, currency swap, cross currency rate swap, currency option or any other similar interest rate or currency hedging transaction (including, the option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing all or any of the foregoing.

"Tangible Net Worth" means Net Worth less all of the following of Borrower and
 ------------------
its Subsidiaries: (i) all prepaid expenses and (ii) the book value of all assets which would be treated as general intangibles under Generally Accepted Accounting Principles, including, without limitation, goodwill, trademarks, tradenames, brands, copyrights, patents, licenses, deferred charges and covenants not to compete and capitalized transaction fees.

"Taxes" means the provision or benefit for income taxes of Borrower and its
 -----
Subsidiaries with respect to a subject time period.

"Uncured Default" means an Event of Default which shall be continuing.
 ---------------

"Unfinanced Capital Expenditures" means the sum of all Capital Expenditures of
 -------------------------------
Borrower as to which Borrower has not incurred Indebtedness with a third party (other than Lenders).

"Unfunded Pension Liabilities" means any unfunded obligation of any Person to
 ----------------------------
any Benefit Plan or Multiemployer Plan.

"Unsecured Indebtedness" means, collectively, Borrower's (i) Senior Notes
 ----------------------
totaling $50,000,000 due May 31, 2007, (ii) Senior Notes totaling $5,000,000 due May 31, 2003, (iii) Senior Notes totaling $56,500,000 due May 31, 2010.

     1.2 Accounting Terms. Any accounting terms used in this Agreement which are
         ----------------
not specifically defined herein shall have the meanings customarily given them in accordance with Generally Accepted Accounting Principles. In the event that changes in Generally Accepted Accounting Principles shall be mandated by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants or any similar accounting body of comparable standing, or shall be recommended by Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof as contemplated by this Agreement at the time of execution hereof, then in such event such changes shall be followed in defining such accounting terms only after Borrower and Agent shall have agreed to amend this Agreement to reflect the original intent of such terms in light of such changes, and such terms shall continue to be applied and interpreted without such change until such agreement.

     1.3 Certain Matters of Construction. The terms "herein" "hereof" and
         -------------------------------
"hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. The Recitals to this Agreement are incorporated into this Agreement in their entirety and deemed to be a part hereof.

2.   LOANS; LETTERS OF CREDIT; FEES; TERMS OF PAYMENT

          2.1 Revolving Credit Facility. Subject to the terms and provisions of
              -------------------------
this Agreement including without limitation, that no Event of Default or Potential Default has occurred and all other conditions precedent to lending under Section 5 hereof have been satisfied, upon the request of Borrower, made
      ---------
at any time and from time to time until the Revolving Loan Termination Date, each of Lenders severally and not jointly agrees to make loans and advances (hereinafter individually referred to as a "Revolving Loan" and collectively as "Revolving Loans") to Borrower from time to time in the amount of each Lender's Revolving Loan Commitment Percentage of the Revolving Loans requested by Borrower so long as the aggregate amount of the Revolving Loans outstanding at any time does not exceed the Maximum Revolving Credit Facility, minus the sum of the aggregate undrawn face amount of any Letters of Credit outstanding at such time and any unreimbursed drawings with respect to Letters of Credit, and in the case of each Lender, up to but not exceeding each Lender's Revolving Loan Commitment.

The Revolving Loans shall be evidenced by, and repayable in accordance with, Revolving Loan Notes substantially in the form of Exhibit B hereto ("Revolving
                                                  ---------
Loan Notes").

          2.2 Borrowing Procedures. Agent shall have received, on or before
              --------------------
12:00 p.m. Chicago time, on the day a Revolving Loan is to be made, if a Prime Rate Loan, or two (2) Business Days prior to the date a Revolving Loan is to be made, if a Eurodollar Loan, (i) a written, telephonic (promptly confirmed in writing), e-mailed or telecopied request from Borrower for a Revolving Loan in a specific amount (and a request in writing, which shall be delivered to Agent on the same Business Day, executed by an Authorized Representative of Borrower),
(ii) designation whether the Revolving Loan is to be a Eurodollar Loan or a Prime Rate Loan, and if such Revolving Loan is to be a Eurodollar Loan, the Interest Period or Interest Periods with respect thereto, and (iii) copies of all other documents which Borrower is required to deliver to Agent hereunder. If such request for a Revolving Loan is received by Agent before 12:00 p.m. Chicago time on the day a Prime Rate Loan is to be made or before 12:00 p.m. Chicago time three (3) Business Days prior to the date a Eurodollar Loan is to be made, subject to the other terms and conditions of this Agreement, Agent will pay over the funds received from Lenders in accordance with the terms of this Agreement on the applicable day on which such Revolving Loan is to be funded hereunder with the funds received from Lenders, subject to any delays beyond Agent's reasonable control, provided that Agent shall not be liable for any damages or liabilities for the failure to so make any Revolving Loan on the day requested unless such failure was due to Agent's gross negligence or willful misconduct. If no election as to the type of Revolving Loan is specified in any such notice by Borrower, then such Revolving Loan shall be a Prime Rate Loan. If no Interest Period is specified with respect to a Eurodollar Loan in such notice, then Borrower shall be deemed to have selected an Interest Period of one month's duration. Each request for a

Prime Rate Loan shall be in a minimum amount of $100,000 and integral multiples of $100,000 thereafter. Notwithstanding anything contained in this Agreement to the contrary, Borrower may not have more than five (5) Eurodollar Loans outstanding at any one time, and each request for a Eurodollar Loan shall be in a minimum increment of $1,000,000 and integral multiples of $100,000 thereafter.

     (a) Upon receipt by Agent of a notice from Borrower of a request for a Revolving Loan, Agent shall promptly on the date of receipt, notify Lenders of the amount, term and proportionate share of such Revolving Loan to be funded by each Lender. Two (2) Business Days prior to the date specified for funding of such Eurodollar Loan in the notice from Borrower provided above, Agent shall notify Lenders and Borrower of the Libor Rate in effect for such Eurodollar Loan. Each Lender shall make available its proportionate share of any Revolving Loan, by federal funds wire transfer to Agent at Agent's Applicable Lending Office, in immediately available funds, by not later than 1:30 p.m. Chicago time, on the date specified for a Revolving Loan hereunder as provided above. The amount of any Revolving Loan shall, subject to the terms of this Agreement, be made available to Borrower by depositing same, in immediately available funds, in an account of Borrower, as designated by Borrower, maintained at Agent's Applicable Lending Office (or Applicable Lending Office of another Lender), or by wiring the same, in immediately available funds, to any account specified by Borrower in their notice of borrowing.

     (b) The failure of any Lender to make any Revolving Loan to be made by it on any date specified therefor shall not relieve any other Lender of its obligation to make its Revolving Loan on such date, but neither Agent nor any Lender shall be responsible for the failure of any other Lender to make a Revolving Loan.

     2.3 Payments and Prepayments. Borrower shall make each payment in respect
         ------------------------
of the principal of and interest on the Revolving Loans and any other payments due under this Agreement not later than 12:00 p.m. Chicago time on the day when due, in Dollars, to Agent for the account of each Lender at Agent's Applicable Lending Office in Chicago, Illinois in immediately available funds.

     (a) Upon the occurrence and during the continuance of an Event of Default, any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of Borrower with such Lender and shall give notice thereof to Agent and Borrower, provided the failure to give such notice does not affect the validity of such debit.

     (b) Borrower shall, at the time of making such payment under this Agreement or any Revolving Loan Note, specify to Agent the Revolving Loans or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is an Uncured Default, Agent shall distribute such payment to Lenders in such manner as Agent may determine to be appropriate, subject to
Section 2.4 hereof).
-----------

     (c) Each payment received by Agent under this Agreement, or any Revolving Loan Note, for account of a Lender shall be paid promptly to such Lender on the same Business Day of receipt by Agent if received by 12:00 p.m. Chicago time, or otherwise on the next successive Business Day, at the Applicable Lending Office for the Revolving Loan or other obligation in respect of which such payment is made.

     (d) Subject to Sections 2.20 and 3.5 of this Agreement and except as
                    ---------------------
otherwise provided herein, any prepayment of the Obligations by Borrower shall be without premium or penalty.

     2.4 Pro Rata Treatment. Except to the extent otherwise provided herein: (i)
         ------------------
each borrowing from Lenders, and each payment of any fee under Section 2.11
                                                               ------------
hereof, shall be made for the account of Lenders, according to their respective Pro Rata Shares; (ii) each payment of principal of the Loans by Borrower shall be made for the account of Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by Lenders; and (iii) each payment of interest by Borrower shall be made for the account of Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders.

     2.5 Funding Reliance.
         ----------------

     (a) Unless Agent receives notice from a Lender by one p.m., Chicago time, on the day of a proposed borrowing that such Lender will not make available to Agent an amount equal to its Pro Rata Share of such borrowing, Agent may assume that such Lender has made such amount available to Agent and, in reliance upon such assumption, make a corresponding amount available to Borrower. If and to the extent such Lender has not made such amount available to Agent, such Lender and Borrower jointly and severally agree to repay such amount to Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans comprising such borrowing. Nothing set forth in this clause (a) shall relieve any Lender of any obligation it may have to make any Loan hereunder.

     (b) Unless Agent receives notice from Borrower prior to the due date for any payment hereunder that Borrower does not intend to make such payment, Agent may assume that Borrower has made such payment and, in reliance upon such assumption, make available to each Lender its share of such payment. If and to the extent that Borrower has not made any such payment to Agent, each Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to Agent forthwith on demand, together with interest thereon at the Prime Rate Option. Nothing set forth in this clause (b) shall relieve Borrower of any obligation it may have to make any payment hereunder.

     2.6 Sharing of Payments, Etc. Borrower agrees that, in addition to (and
         ------------------------
without limitation of) any right of set-off, bankers' lien or counterclaim a Lender might otherwise have, each Lender shall be entitled, at its option upon the occurrence and during the continuance of an Event of Default, to offset balances held by it for the account of Borrower at any of its offices, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, which is not paid when due subject to any applicable grace periods (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof, provided that such Lender's failure to notify shall not affect the validity thereof.

     (a) If any Lender (i) shall obtain payment of any principal of or interest on any Loan made by it to Borrower under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, whether or not under Section 2.6 above, and, as a result of such
                                -----------
payment, such Lender shall have received a greater percentage of the Obligations with respect to the Loans then due hereunder by Borrower to such Lender than the percentage of the Obligations received by the other Lender, or (ii) such Lender's percentage of the outstanding Obligations relating to Loans is less than its Pro Rata Share of such Obligations, it shall promptly purchase from such other Lender participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lender (or in interest due thereon or other Obligations with respect to the Loans due to such Lender, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that (x) each Lender shall have made advances of Obligations relating to Loans according to its Pro Rata Share of its Commitment of such Obligations, and (y) all of Lenders shall share the benefit of such excess payment (net of any expense which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid Obligations with respect to the Loans due to each of Lenders. All Lenders shall accordingly make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

     (b) Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Obligations with respect to the Loans due to the other Lender (or in interest due thereon, as the case may be) may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation.

     (c) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a payment or set-off to which this Section 2.6 applies, such Lender shall, to the extent practicable,
              -----------
exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 2.6 to share in the benefits
                                          -----------
of any recovery on such secured claim.

     2.7 Letters of Credit.
         -----------------

     (a) Subject to the terms and provisions of this Agreement, including without limitation, that no Event of Default or Potential Default has occurred and is continuing and all other conditions precedent to lending under Section 5
                                                                      ---------
and under the Master Letter of Credit Agreement have been satisfied, Issuing Bank may, at Borrower's request and for the account of Borrower, issue Letters of Credit; provided, that the aggregate undrawn face amount of the Letters of Credit plus unreimbursed drawings for Letters of Credit shall not at any time exceed Eight Million and No/100 Dollars ($8,000,000). The Letters of Credit shall be in form and substance satisfactory to Agent. No Letter of Credit shall have a term of more than one year (except with Issuing Bank's consent) or an expiration date occurring after the Revolving Loan Termination Date.

     (b) Borrower agrees to pay to (i) Issuing Bank upon the opening of a Letter of Credit at Borrower's request, and thereafter on demand, Issuing Bank's standard administrative and operating fees and charges in effect from time to time for issuing and administering any Letters of Credit, plus (ii) Agent, for the ratable benefit of Lenders in accordance with their Revolving Loan Commitment Percentages, a fee, payable quarterly in arrears on the last day of each fiscal quarter, on each standby or trade Letter of Credit accepted by Agent but not yet paid in the amount set forth on Annex A. Agent may provide for the
                                            -------
payment of any fees, charges or commissions due to Agent by advancing the amount thereof to Borrower as a Revolving Loan. Borrower shall execute Issuing Bank's customary form of application and related documents pursuant to the Master Letter of Credit Agreement for each Letter of Credit requested by it, and such applications shall be received at least three (3) Business Days prior to the requested issue date of such Letter of Credit together with such other documents in support thereof as Issuing Bank may reasonably require.

     (c) Borrower agrees to reimburse Issuing Bank, within one (1) Business Day after demand, for each payment made by Issuing Bank under or pursuant to any Letter of Credit requested by Borrower. Borrower further agrees to pay to Issuing Bank, on demand, interest at the Prime Rate Option on any amount paid by Issuing Bank under or pursuant to any such Letter of Credit from the due date of payment until the date of reimbursement to Issuing Bank. Agent shall, upon the request of Borrower when no Event of Default exists (to the extent there is additional availability for Revolving Loans but without regard to the other conditions precedent set forth in Section 5), provide for the payment of any
                                  ---------
reimbursement obligations due to Issuing Bank and any interest accrued thereon by advancing the amount thereof to Borrower as a Revolving Loan.

     (d) Borrower's obligation to reimburse Issuing Bank for payments and disbursements made by Issuing Bank under any Letter of Credit requested by Borrower shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against Issuing Bank (or any other Lender), including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, the legality, validity, regularity or enforceability of such Letter of Credit, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer if such Letter of Credit is transferable; provided, however, that Borrower shall not be obligated to reimburse Issuing Bank for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of Issuing Bank or any of its officers, employees or agents.

     (e) Notwithstanding anything to the contrary herein, upon the occurrence and during the continuance of an Event of Default or upon termination of this Agreement whether by expiration of the term or otherwise, an amount equal to the aggregate undrawn face amount of all outstanding Letters of Credit and all unreimbursed draws under any Letter of Credit shall, at Agent's option and upon written notice to Borrower, be deemed (as between Agent and Borrower) to have been paid or disbursed by Issuing Bank under the Letters of Credit issued by Issuing Bank (notwithstanding that such amounts may not in fact have been so paid or disbursed), and a Revolving Loan to Borrower in the amount of such aggregate undrawn face amount of all outstanding Letters of Credit and all unreimbursed draws under any Letter of Credit to have been made and accepted, which Loan shall be immediately due and payable. In lieu of the foregoing, at the election of Agent at any time after an Event of Default has occurred and is continuing, or upon termination of this Agreement, whether by expiration of the term or otherwise, Borrower shall, upon Agent's demand, deliver to Agent cash equal to the aggregate undrawn face amount of all outstanding Letters of Credit and all unreimbursed draws under any Letter of Credit. Any such cash and/or any amounts received by Agent in payment of the Revolving Loan made pursuant to this paragraph shall be delivered to and held by Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and shall be retained by Agent as collateral security in respect of, first, such Borrower's Obligations under or in connection with the Letters of Credit and then, all other Obligations. Such amounts shall not be used by Agent to pay any amounts drawn or paid under or pursuant to any Letter of Credit, but may be applied to reimburse Issuing Bank for drawings or payments under or pursuant to Letters of Credit which Issuing Bank has paid, or if no such reimbursement is required, to payment of such other Obligations as Agent shall determine. Any amounts remaining in any cash collateral account established pursuant to this paragraph following payment in full of all Obligations shall be returned to Borrower.

     (f) With respect to each Letter of Credit, each Lender (other than Issuing
Bank) hereby agrees to purchase a participation in such Letter of Credit, effective simultaneously with the issuance thereof, in an amount equal to such Lender's Pro Rata Share of the amount of such Letter of Credit. For the purposes of this Agreement, the proportionate interest which Issuing Bank retains in each Letter of Credit shall be referred to as its "participation" in such Letter of Credit.

     (g) If Issuing Bank shall fail to be reimbursed pursuant to clause (c) of this Section 2.7 by Borrower (or from the proceeds of a Loan pursuant to the
     -----------
last sentence of such clause (c)) for any payment or disbursement under a Letter of Credit, the other Lenders shall, promptly upon the request of Issuing Bank, provide Agent with immediately available funds for the account of Issuing Bank in an amount equal to such Lender's Pro Rata Share of such payment or disbursement. If Agent or Issuing Bank subsequently receives from Borrower any reimbursement of such payment or disbursement, Agent or Issuing Bank, as the case may be, shall promptly remit to each Lender its Pro Rata Share of such reimbursement, including interest as provided herein.

     (h) The obligation of each Lender to provide Agent with such Lender's Pro Rata Share of the amount of any payment or disbursement made by Issuing Bank under any outstanding Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Lender may have or have had against Issuing Bank (or any other Lender), including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, the legality, validity, regularity or enforceability of such Letter of Credit, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer if such Letter of Credit is transferable.

     (i) In determining whether to make any payment under or pursuant to any Letter of Credit, Issuing Bank shall have no obligation to Borrower, any Lender or any other Person other than to confirm that any documents required to be delivered have been delivered and that such documents comply on their face with the requirements of such Letter of Credit. No other action taken or omitted by Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall put Issuing Bank under any resulting liability to Borrower or any Lender.

     (j) In the case of any inconsistency between the terms of this Agreement and the Master Letter of Credit Agreement, the terms of the Master Letter of Credit Agreement shall govern and control.

     2.8  All Loans One Obligation. All Loans by Lenders to Borrower under this
          ------------------------
Agreement shall constitute Obligations of Borrower, secured by Agent's Lien on the Collateral, and by any Lien heretofore, now or at any time or times hereafter granted by Borrower to Agent or Lenders hereunder or under any other Loan Documents.

     2.9  Payment of Over Advances. If, at any time and for any reason, the
          ------------------------
outstanding Revolving Loans plus the aggregate undrawn face amount of any Letters of Credit and any unreimbursed drawings with respect thereto exceed the Maximum Revolving Credit Facility, any such excess shall immediately be due and payable by Borrower to Agent, and Borrower shall, upon telephonic notice or other notice from Agent, immediately pay to Agent, in cash, the amount of such excess, and prior to such repayment such over advances shall bear interest at the Default Rate.

     2.10 Interest.
          --------

     (a)  Rate. All Obligations owed by Borrower to Lenders (except for
          ----
Eurodollar Loans, or covered by any other Section of this Agreement or other agreement which specifically provides for a rate of interest different from that provided for herein) shall bear interest, on the unpaid principal balance thereof, at the Prime Rate Option (computed on the basis of the actual number of days over a 365/366-day year), payable on the applicable Interest Payment Date.

     Subject to the provisions of Section 2.22 of this Agreement, each
                                  ------------
Eurodollar Loan shall bear interest on the unpaid principal balance thereof at a rate per annum (computed on the basis of the actual number of days elapsed over a 360-day year) equal to the Libor Rate for the Interest Period in effect plus the Applicable Margin (the "Eurodollar Rate Option"). Interest on Eurodollar Loans for 1, 2, 3 and 6-month Interest Periods shall be payable in arrears on the last day of the applicable Interest Period on the applicable Interest Payment Date.

          Notwithstanding any other provisions hereof, the Applicable Margins set forth on Annex A for Level III shall be in effect from the Closing until February 28, 2002; thereafter interest shall accrue and Applicable Margins shall apply as determined as set forth in Section 2.26 hereof.
                                    ------------

          In addition to calculations of the Prime Rate Option as provided above, in the event that the Prime Rate announced is, from time to time hereafter, changed, adjustment in the Prime Rate Option shall be made on the effective date of such change in the Prime Rate. The Prime Rate Option, as adjusted, shall apply to all Obligations (except as provided above with respect to Eurodollar Loans or where otherwise specifically provided) owed on the date following the date on which the adjustment is made and shall continue to apply to such Obligations owed during succeeding months until the Prime Rate is adjusted again. Agent shall use reasonable efforts to notify Borrower of each change in the Prime Rate as soon as practicable, but Borrower's obligation to pay all interest at the Prime Rate Option and Default Rate as provided in this Agreement shall not be affected by, nor shall Agent have any liability for, any failure to so notify Borrower.

          (b) Default Rate. Notwithstanding the foregoing, the Revolving Loans
              ------------
and any accrued interest shall bear interest, from and after written notice by Agent to Borrower of the occurrence of an Event of Default and at the request of the Majority Banks and for so long as an Event of Default shall be an Uncured Default and without constituting a waiver of any such Event of Default, on the balances owing from time to time, at a rate per annum equal to two (2) percentage points above the Prime Rate Option (the "Default Rate"), payable monthly in arrears on the first day of each month.

          (c) Maximum Interest. It is the intention of Agent and Borrower to
              ----------------
comply with the laws of the State of Illinois, and notwithstanding any provision to the contrary contained herein or in the other Loan Documents, Borrower shall not be required to pay, and Agent shall not be permitted to collect, any amount in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined to have been provided for by a court of competent jurisdiction in this Agreement or in any of the other Loan Documents, then in such event (i) the provisions of this Section shall govern and control; (ii)Borrower shall not be obligated to pay any Excess Interest; (iii) any Excess Interest that Agent may have received hereunder shall be, at Agent's option, (A) applied as a credit against either the outstanding principal balance of the Loans or accrued and unpaid interest hereon, (B) refunded to the payor thereof, or (C) any combination of the foregoing; (iv) the interest rate(s) provided for herein shall be automatically reduced to the maximum rate allowed under applicable law, and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (v) Borrower shall not have any action against Agent for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if any interest payment or other charge or fee payable hereunder or under any of the other Loan Documents exceeds the maximum amount then permitted by applicable law, then to the extent permitted by law, Borrower shall be obligated to pay the maximum amount then permitted by applicable law and Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder or under any of the other Loan Documents (in the absence of such restraint imposed by applicable law) have been paid in full.

          (d) Charges to Loan Account. Agent may, at its option, charge any
              -----------------------
interest and fees payable hereunder or under any of the other Loan Documents to Borrower's Loan Account, and any amounts so charged shall thereupon constitute Obligations hereunder and, except for Out-of-Pocket Fees and Costs, shall thereafter accrue interest as provided in this Agreement. Out-of-Pocket Fees and Costs shall accrue interest as provided in this Agreement if not paid within thirty (30) days after such costs are due.

          2.11 Fees. In consideration of Lender's establishing the Maximum
               ----
Revolving Credit Facility hereunder and making of the Loans and the Letters of Credit hereunder, Borrower shall pay to Agent for the benefit of Agent or Lenders, as applicable, the following fees and charges:

          (a) Unused Line Fee. An unused line fee for the ratable benefit of
              ---------------
Lenders as provided hereunder of the applicable percentage set forth on Annex A
                                                                        -------
hereto (computed on the basis of a year of three hundred sixty five/six (365/6) days for the actual number of days elapsed) of the amount by which the Maximum Revolving Credit Facility exceeds the average quarterly balance of the Revolving Loans plus the average quarterly face amount of outstanding Letters of Credit, payable quarterly in arrears, on the last day of each fiscal quarter commencing September 30, 2001 and continuing on the last day of each calendar quarter thereafter.

          (b) Upfront Fees For the account of each Lender on the Closing Date,
              ------------
an upfront fee in the amount of $15,000 (and Agent agrees to promptly forward to each Lender a portion of such upfront fee in the amount previously agreed to between Agent and such Lender).

          (c) Agent's Fees. For the sole benefit of Agent and not for
              ------------
distribution to Lenders, an annual agency fee of $5,000 until repayment in full of all Obligations (other than Contingent Indemnification Obligations) and termination of this Agreement, which annual fee shall be payable "in advance" at Closing and upon each annual anniversary thereof.

          (d) Letter of Credit Fees. Fees in connection with Letter of Credit as
              ---------------------
provided in Section 2.7(b) hereof.
            --------------

          (e) Out-of-Pocket Fees, Costs and Expenses. (i) Whether or not the
              --------------------------------------
transactions hereby are consummated and within fifteen (15) Business Days after demand, for all reasonable costs and expenses incurred by LaSalle (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated) this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable attorneys' fees incurred by LaSalle (including in its capacity as Agent and Issuing Bank) with respect thereto; and (b) within five (5) Business Days after demand for all reasonable costs and expenses (including attorneys'
fees) incurred by Agent and each Lender in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any appellate proceeding, any "workout" or restructuring regarding the Loans or any proceeding or case described in Section 12.7(iv) hereof). All Out-of-Pocket Fees and Costs
                     ----------------
incurred prior to the Closing shall be paid no later than fifteen (15) Business Days after the Closing.

          2.12 Depository Account. Borrower shall continue to maintain at
               ------------------
LaSalle a depository account ("Depository Account"). Upon the occurrence of an Event of Default, Agent may require all Depository Accounts to be in the name of Agent and under its sole control and direction, and shall apply all proceeds therefrom to the Obligations.

          2.13 Agent Rights to Collect Directly. Agent or Agent's designee may,
               --------------------------------
after the occurrence and during the continuance of an Event of Default which has been declared by Agent by notice to Borrower, (i) notify customers or Account Debtors of Borrower or its Subsidiaries that the Accounts have been assigned to Agent and that Agent has a Lien thereon, and (ii) collect the Accounts directly, and charge the collection costs and expenses to Borrower's account.

          2.14 Disputes and Allowances. Allowances, if any, as between Borrower
               -----------------------
or its Subsidiaries and their customers, will be on the same basis and in accordance with the usual customary practices of Borrower. Upon the request of Agent, Borrower shall promptly notify Agent of all recoveries and promptly notify Agent of all disputes and claims other than in the ordinary course of business. After the occurrence of an Event of Default which shall be an Uncured Default, no discount, credit or allowance shall be granted by Borrower or its Subsidiaries to any Account Debtor without Agent's consent except in the ordinary course of business. Agent may, in its discretion, after the occurrence of an Event of Default which is an Uncured Default, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's account with only the net amounts received by Agent in payment of such disputed Accounts, after deducting all Out-of-Pocket Fees and Costs incurred or expended in connection therewith.

          2.15 Monthly Statements. Agent or LaSalle shall render monthly
               ------------------
statements of the Obligations owing by Borrower to Lenders, including statements of all principal, interest, and Out-of-Pocket Fees and Costs owing, and such statements shall be prima facie evidence to be correct and accurate and
                    ----- -----
constitute an account stated between Borrower and Lenders unless, within sixty
(60) days after receipt thereof by Borrower, Borrower shall deliver to Agent, by registered or certified mail or by a nationally recognized overnight courier, at Agent's place of business indicated on the signature page hereto, written objection thereto specifying the error or errors, if any, contained in any such statement. Any balance credited to Borrower's account, less monies remitted, paid or otherwise advanced by Agent to or for Borrower's account and any amounts that Agent may be obligated to pay in the future, and less any other sums due to Agent or Lenders as provided in this Agreement, shall be remitted to Borrower when all Obligations owed by Borrower to Agent or Lenders have been paid in full.

          2.16  Recordkeeping. Each Lender shall record in its records, or at
                -------------
its option on the schedule attached to its Note, the date and amount of each Loan made by such Lender, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of Borrower hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

          2.17  Payment Dates. Any payment due under this Agreement on any day
                -------------
other than a Business Day shall be due on the next succeeding Business Day, and such payment shall bear interest in accordance herewith until actually received.

          2.18  Regulations Affecting Loans; Increased Cost and Reduced Return.
                --------------------------------------------------------------
If (a) Regulation D or any other regulation of the Board of Governors of the Federal Reserve System or any other Federal regulation, or (b) if on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change, amendment to, deletion from or revision, modification or any other change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or by any court, compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Lender (or its Applicable Lending Office or Eurodollar Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Revolving Loan Note, or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Office or Eurodollar Office) of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office or Eurodollar Office imposed by the jurisdiction in which such lender's principal executive office or Applicable Lending Office or Eurodollar Office is located); or

          (ii) shall impose, modify or deem applicable any reserve (except for reserves used in calculating the Libor Rate), special deposit, special assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office or Eurodollar Office) or shall impose on any Lender (or its Applicable Lending Office or Eurodollar Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Revolving Loan Note, or its obligation to make Eurodollar Loans; or

          (iii) shall impose on Agent, Lenders or any Participant any other condition affecting the Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office or Eurodollar Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office or Eurodollar Office) under this Agreement or under its Revolving Loan Note with respect thereto (unless such increased cost is a direct result of an increase required by a regulatory body in Agent, Lender's or any Participant's capital and Borrower promptly notifies Agent in writing of its intention to prepay the Obligations in full within ninety (90) days of such demand, and makes payment to Agent of the Obligations within such ninety (90) day period), then Borrower shall, within fifteen (15) days after demand by such Lender (with a copy to Agent), be obligated to pay such Lender, subject to the limitation on receipt of compensation by Participants set forth in Section 18.2 hereof, such additional amount or amounts as will compensate such Lender for such increased cost or reduction (computed commencing on the effective date of any event mentioned herein). Each Lender agrees to use its reasonable efforts to give Borrower and Agent notice of the occurrence of any event mentioned herein. Lenders may then, upon notice to Borrower (with a copy to Agent), elect to increase the interest rate applicable to all Eurodollar Loans made subsequent thereto, to compensate Lenders for such increased cost or reduced yield. The foregoing notwithstanding, Lenders and Agent shall use their reasonable efforts to mitigate any such increased costs or reduction.

          2.19 Renewals:  Conversion and Continuation of Loans.
               -----------------------------------------------

          (a) Upon maturity of any Eurodollar Loan, Borrower may renew all or any part of any Eurodollar Loan with a Loan of the same or a different type from Lenders, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Eurodollar Loan or part thereof so renewed shall be deemed to be repaid in accordance with this Section 2 with the proceeds
                                                     ---------
of a new borrowing hereunder and the proceeds of the new Loan, to the extent such proceeds do not exceed the principal amount of the Eurodollar Loan being renewed, shall not be paid by Lenders to Borrower.

          (b) Borrower shall have the right at any time, upon notice to Agent given in the manner and at the times specified in this Agreement with respect to the Loans into which conversion or continuation is to be made, to convert its Eurodollar Loans into Prime Rate Loans, to convert its Prime Rate Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto), to convert the Interest Period applicable to any of their Eurodollar Loans to another permissible Interest Period, and to continue any of its Eurodollar Loans into a subsequent Interest Period of any permissible duration, subject to the terms and conditions of this Agreement, and to the following:

          (i) each conversion shall be effected by Agent by applying the proceeds of the new Prime Rate Loan or Eurodollar Loan, as the case may be, to the Eurodollar Loan or Prime Rate Loan (or portion thereof) being converted; accrued interest on a Loan (or portion thereof) being converted or continued shall be paid by Borrower at the time of conversion or continuation; and

          (ii) If any Eurodollar Loan is converted at any time other than the end of an Interest Period applicable thereto, Borrower shall make such payments associated therewith as are required pursuant to
               Section 2.20 at the time such Eurodollar Loan shall be converted
               ------------
               to a Prime Rate Loan.

The Interest Period applicable to any Eurodollar Loan resulting from a conversion or continuation shall be specified by Borrower in the notice of conversion or continuation delivered pursuant to this Section 2.19; provided,
                                                      ------------
however, that if no such Interest Period shall be specified, Borrower shall be deemed to have selected a Prime Rate Loan.

          2.20 Indemnity. Borrower shall indemnify Agent and Lenders against any
               ---------
loss, fee, claim, damage, liability or expense which Agent or Lenders may sustain or incur as a consequence of (i) any failure by Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in this Agreement, (ii) any failure by Borrower to borrow hereunder after notice of borrowing pursuant to this Agreement has been given, (iii) any payment, prepayment or conversion of a Eurodollar Loan required by any provision of this Agreement, other than Section 2.21 of this Agreement, or otherwise made on a
                      ------------
date other than the last day of the applicable Interest Period, or (iv) the occurrence of any Event of Default, including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by Agent or any Lender of its cost of obtaining the funds for the Eurodollar Loan being paid, prepaid or converted or not borrowed (based on the Libor Rate applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Eurodollar Loan (or, in the case of a failure to borrow, the Interest Period for such Eurodollar Loan which would have commenced on the date of such failure to borrow) over the amount of interest (as reasonably determined by Agent or such Lender) that could be realized by Agent and Lenders in re-employing during such period the funds so paid, prepaid or converted or not borrowed. A certificate of Agent or any Lender setting forth any amount or amounts which Agent is entitled to receive pursuant to this
Section 2.20 shall be conclusive absent demonstrable or manifest error.
------------

          2.21 Change in Legality.
               ------------------

          (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender or Agent to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby (an "Illegality"), or if Agent or Majority Lenders determine that maintenance of Eurodollar Loans would cause Lenders to implement or modify any reserve (other than reserves which are used in calculating the Libor Rate), special deposit or assessment or other requirement, or impose any other condition on Lenders affecting the Revolving Loans (each of the foregoing circumstances called a "Regulatory Action"), then, by written notice to Borrower, Agent shall:

          (i) declare that Eurodollar Loans will not thereafter be made by Lenders hereunder, whereupon Borrower shall be prohibited from requesting Eurodollar Loans from Agent hereunder unless such declaration is subsequently withdrawn; provided, however, that if after the date of any such declaration there shall occur any change in law or regulation or in the interpretation thereof by any government authority charged with the administration or interpretation thereof that shall eliminate such Illegality, Agent shall as promptly as reasonably practicable notify Borrower and each of Lenders of such occurrence and withdraw such declaration; and

          (ii) require that all outstanding Eurodollar Loans made by it be converted, at Borrower's expense, to Prime Rate Loans, in which event (1) all such Eurodollar Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in paragraph (b) below, and (2) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Prime Rate Loans resulting from the conversion of such Eurodollar Loans.

          (b)    For purposes of this Section 2.21, a notice to Borrower by
                                      ------------
Agent pursuant to paragraph (a) above shall be effective on the date of receipt by Borrower.

          2.22   Unavailability of Deposits or Inability to Ascertain, or
                 --------------------------------------------------------
Inadequacy of Libor Rate. If on or prior to the first day of any Interest Period
------------------------
for any borrowing of Eurodollar Loans:

          (a) Agent advises Borrower that deposits in Dollars (in the applicable amounts) are not being offered to it in the off-shore Dollar interbank market for such Interest Period, or

          (b) the Majority Lenders advise Agent that the Libor Rate as determined by Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period due to the fact that the Libor market ceases to exist, then Agent shall forthwith give notice thereof to Borrower and Lenders, whereupon until Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of Lenders to make Eurodollar Loans shall be suspended without liability to Agent or Lenders.

          2.23   Discretion of Lenders as to Manner of Funding. Notwithstanding
                 ---------------------------------------------
any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank market having a maturity corresponding to each Eurodollar Loan's Interest Period and bearing an interest rate equal to the Libor Rate for such interest period.

          2.24   Right of Lenders to Fund through Other Offices; Right of Banks
                 --------------------------------------------------------------
to Fund through Other Offices. Each Lender may, if it so elects, fulfill its
-----------------------------
commitment as to any Eurodollar Loan by causing a foreign branch or Affiliate of such Lender to make such Loan;

provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

          2.25 Mitigation of Circumstances; Replacement of Lenders; Mitigation
               ---------------------------------------------------------------
of Circumstances; Replacement of Banks.
--------------------------------------

          (a) Each Lender shall promptly notify Borrower and Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it to mitigate or avoid, (i) any obligation by Borrower to pay any amount pursuant to Section 2.21, or (ii) the occurrence of
                                       ------------
any circumstances described in Section 2.21 or 2.22 (and, if any Lender has
                               ------------    ----
given notice of any such event described in subclause (i) or (ii) above and
                                            -------------    ----
thereafter such event ceases to exist, such Lender shall promptly so notify Borrower and Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to Borrower of) any event described in clause (i) or (ii) of the preceding
                                    ----------    ----
sentence.

          (b) If Borrower becomes obligated to pay additional amounts to any Lender pursuant to Sections 2.18 or 2.21, or any Lender gives notice of the
                   ---------------------
occurrence of any circumstances described in Section 2.21 or 2.22, Borrower may
                                             ------------    ----
designate another bank which is reasonably acceptable to Agent and Issuing Bank (such other bank being called a "Replacement Lender") to purchase the Loans of
                                 ------------------
such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption pursuant to an assignment agreement ("Assignment Agreement"), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrower hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

          2.26 Adjustments to Applicable Margin. The Prime Rate Option, the
               --------------------------------
Eurodollar Rate Option, the unused line fee, and the standby and trade Letter of Credit fees shall be adjusted as to the Applicable Margin based on changes in ratio set forth on Annex A hereto. Such adjustments shall be made by Agent
                   -------
without notice to Borrower, based on such ratio as of the end of a Fiscal Quarter. The Applicable Margin shall be reduced to a specified level only in the
                                                                     -----------
event that (A) no Potential Default or Event of Default exists as of the date of
----------
determination and (B) the required ratio set forth in Annex A has been
                                                      -------
satisfied. All adjustments shall be effective as follows:

          (a)  Agent shall make its Applicable Margin determination within five
(5) Business Days of the receipt by Agent (the "Review Period") of Borrower's quarterly financial statements received at the end of February, May, August or November, or annual financial statements and Compliance Certificate indicating that an adjustment in the Applicable Margin is warranted;

          (b) any reduction or increase in the Applicable Margin after the Review Period with respect to a Eurodollar Loan or a Prime Rate Loan shall be effective on the day following the end of any Review Period; and

          (c) if any Financial Statements necessary for calculation of the ratio provided for in this Section 2.26 are not delivered to Agent within the
                           ------------
time periods specified in Section 10.2, and such statements when ultimately
                          ------------
delivered give rise to an increase in the Applicable Margin, such increase shall be retroactive to the date such Financial Statements were required to be delivered pursuant to Section 10.2.
                      ------------

3.   TERMS OF THIS AGREEMENT; PREPAYMENTS

          3.1  Initial Term and Renewal Terms. This Agreement shall have a term
               ------------------------------
(the "Initial Term") commencing on the Effective Date and expiring on the Revolving Loan Termination Date, and shall not be extended thereafter except by written agreement of the parties hereto.

          3.2  Agent Right to Terminate. Notwithstanding the foregoing, upon
               ------------------------
the occurrence of an Event of Default which is an Uncured Default, Agent may in accordance with Sections 13.1 and 17 of this Agreement terminate this Agreement
                --------------------
without notice, except that this Agreement shall terminate automatically upon an Event of Default under Section 12.7.
                       ------------

          3.3  Effects of Termination. On the date of termination or expiration
               ----------------------
of this Agreement and subject to Section 12.2(a), all Obligations owed by
                                 ---------------
Borrower shall become immediately due and payable without notice or demand and shall be repaid in cash or by a wire transfer of immediately available funds. Notwithstanding termination, until all Obligations (other than Contingent Indemnification Obligations) have been fully repaid (including without limitation all Obligations in connection with the Letters of Credit), Agent shall retain its Lien on the Collateral.

          3.4  Voluntary Prepayment. Borrower may borrow, repay and reborrow
               --------------------
Revolving Loans subject to the terms of this Agreement.

          3.5  Mandatory Prepayments. (a) Borrower shall make a prepayment of
               ---------------------
the Revolving Loans upon the occurrence of any of the following (each a "Mandatory Prepayment Event") at the following times and in the following
 --------------------------
amounts (such applicable amounts being referred to as "Designated Proceeds"):
                                                       -------------------

          (i) Concurrently with the receipt by Borrower of any Net Cash Proceeds from any Asset Sale, in an amount equal to 100% of such Net Cash Proceeds to the extent not reinvested in accordance with the terms of Section 8.1 hereof.
                                               -----------

          (ii) Concurrently with the receipt by Borrower of any Net Cash Proceeds from any issuance of equity securities of Borrower (excluding (x) any issuance of shares of capital stock pursuant to any employee or director stock option program, benefit plan or compensation program and (y) any issuance by a Subsidiary to Borrower or another Subsidiary), in an amount equal to 100% of such Net Cash Proceeds.

          (iii) Concurrently with the receipt by Borrower of any Net Cash Proceeds from any issuance of any Indebtedness or permitted issuance of equity of Borrower in an amount equal to 100% of such Net Cash Proceeds.

Notwithstanding the foregoing, neither the occurrence of a Mandatory Prepayment Event nor the prepayment of Designated Proceeds pursuant thereto shall in and of itself, result in a reduction of the Commitment.

          3.6     Reductions of the Revolving Loan Commitment. All reductions of
                  -------------------------------------------
the Revolving Loan Commitment, if any, shall reduce the Commitments pro rata among Lenders according to their respective Pro Rata Shares.

          3.7     Termination; Reduction of Maximum Credit Facility. Subject to
                  -------------------------------------------------
the terms of Section 3.5 of this Agreement and this Section 3.7, Borrower may,
             -----------                            -----------
at any time, on five (5) Business Days written notice prior to the end of any month, prepay in full the Loans and terminate this Agreement by paying to Agent, in cash or by a wire transfer of immediately available funds, the Obligations. Concurrently with any reduction of the Revolving Loan Commitment to zero, Borrower shall pay all accrued interest on the Revolving Loans, all unused line fees and all Letter of Credit fees. If any Letters of Credit are outstanding on the effective date of termination, Borrower shall deliver to Agent cash collateral in an amount equal to the aggregate undrawn face amount of such Letters of Credit (plus the projected amount of all reasonable fees associated therewith). After termination of this Agreement and receipt by Agent of payment in full of all Obligations, Agent shall at Borrower's expense execute a termination of all Liens given by Borrower to Agent; provided, that the indemnifications set forth in Section 20 and elsewhere in this Agreement shall
                              ----------
survive such termination.

4.   CREATION OF LIEN AND COLLATERAL

          4.1  Security Interest. Borrower hereby grants to Agent on behalf of
               -----------------
Lenders, a continuing lien and security interest in all presently existing and hereafter arising Collateral which Borrower now or hereafter owns or has an interest in, wherever located, to secure prompt repayment of any and all Obligations owed and to be owed by Borrower to Agent or Lenders (and their Affiliates with respect to Permitted Swap Obligations) and to secure prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and the other Loan Documents. Agent's lien and security interest in the Collateral shall attach to all Collateral without further act on the part of Agent or Borrower. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral in excess of $50,000, Borrower shall, immediately upon receipt thereof, endorse and assign such Negotiable Collateral over to Agent (or in blank if requested by Agent) and deliver actual physical possession of the Negotiable Collateral to Agent or to an agent, on behalf of Agent.

          4.2  Preservation of Collateral and Perfection of Security Interests.
               ---------------------------------------------------------------
Borrower shall execute and deliver to Agent, concurrent with Borrower's execution of this Agreement, and at any time or times hereafter promptly at the request of Agent, all financing statements, amendments or continuations of financing statements, security agreements, assignments, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Agent may reasonably request, in form reasonably satisfactory to Agent, to perfect and maintain perfected Agent's Liens and security interests in the Collateral and to fully consummate all of the transactions contemplated under this Agreement. Photocopies of this Agreement or any other Loan Agreement constituting a security agreement may be filed by Agent as a financing statement. Borrower authorizes the filing of any Financing Statements deemed appropriate by Agent without the signature of Borrower.

          4.3  Inspection; Appointment as Attorney-in-Fact. Agent or any of
               -------------------------------------------
Lenders (through any of their officers, employees or agents) shall have the right, at any reasonable time or times after the occurrence of an Event of Default which is an Uncured Default, and otherwise upon three (3) Business Day's prior notice, during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books and other items in connection with the Collateral in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's business, affairs, operations, or financial condition. Prior to the occurrence of an Event of Default (and thereafter except in connection with the exercise of remedies), Agent and Lenders shall treat such information as confidential and shall not disclose such information unless required by laws, banking regulation, or court order. In addition, Borrower hereby appoints Agent (and any of Agent's officers, employees or agents designated by Agent), with full power of substitution by Agent, as Borrower's attorney, with power upon the happening or occurrence and during the continuation of an Event of Default which is an Uncured Default hereunder, upon simultaneous written notice to Borrower: to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Agent's possession; to sign Borrower's name on any invoice or bill of lading relating to any Accounts, on drafts against Account Debtors, on schedules and assignments of Accounts, on verifications of Accounts and on notices to Account Debtors; after an occurrence of an Event of Default which is an Uncured

Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and promptly forward all other mail to Borrower; and to send, whether in writing or by telephone, request for verifications of Accounts and request for verifications of trade and other Indebtedness of Borrower; and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney and neither Agent nor any other Person acting as Borrower's attorney hereunder will be liable for any acts or omissions or for any error of judgment or mistake of fact or law made in good faith except as a result of gross negligence or willful misconduct. The appointment of Agent as Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, subject to the provisions herein, are irrevocable so long as any Accounts in which Agent has a Lien remain unpaid and until all of the Obligations (other than Contingent Indemnification Obligations) have been fully repaid and this Agreement shall have expired or been terminated.

5.   CONDITIONS PRECEDENT

          5.1  Closing; Conditions to Initial Loan and Closing. The initial
               -----------------------------------------------
Revolving Loan hereunder shall be made upon the Effective Date hereunder at the offices of Agent's counsel ("Closing"). In addition to those conditions set forth hereunder in Section 5.2 with respect to all Loans and Letters of Credit
                   -----------
hereunder, prior to or contemporaneously with the making of the initial Revolving Loan hereunder at Closing, Lenders shall be satisfied that all of the following conditions precedent shall have been satisfied in a manner satisfactory to Lenders.

          (a)  Satisfactory Due Diligence. Lenders shall have completed and
               --------------------------
shall be satisfied with the results of (i) due diligence by Lenders and their counsel, (ii) Borrower's and Guarantors' most recent interim financial statements; and (iii) any governmental approvals, waivers or consents.

          (b)  No Adverse Change. There shall have been no Material Adverse
               -----------------
Effect since June 30, 2001.

          (c)  Senior Loan. Lenders shall have received evidence satisfactory to
               -----------
them that Agent has a first priority perfected Lien on the Collateral and all financing statements and other documents Lenders deem necessary to perfect such lien shall have been filed and recorded.

          (d)  Required Documents. Agent shall have received all of the
               ------------------
following documents, each in form and substance reasonably satisfactory to Agent and its counsel, duly executed and dated the Effective Date (or such other date prior thereto as shall be satisfactory to Agent and Borrower):

          (i)  Agreement. Multiple copies of this Agreement as reasonably
               ---------
requested by Agent.

          (ii) Revolving Loan Notes. The Revolving Loan Notes.
               --------------------

          (iii)  Search Results; Lien Terminations. Certified copies of Uniform
                 ---------------------------------
                 Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name Borrower and each Guarantor (under their present names and any previous names) as debtors and which are filed in the jurisdictions in which filings are to be made, together with
                 (i) copies of such financing statements, (ii) copies of proper Uniform Commercial Code amendments, if any, necessary to release all Liens and other rights of any Person previously granted by any Person (other than Liens permitted by Section
                                                                      -------
                 8.1), and (iii) such other Uniform Commercial Code amendments
                 ---
                 that serve as terminations as Agent may reasonably request.

          (iv)   Filings, Registrations and Recordings. Agent shall have
                 -------------------------------------
                 received each document (including Uniform Commercial Code financing statements) required under law or reasonably requested by Agent to be filed, registered or recorded in order to create in favor of Agent, for the benefit of Lenders, a perfected Lien on the collateral described therein, prior and superior to any other Person (other than in connection with Permitted Liens), in proper form for filing, registration or recording.

          (v)    Officers' Certificates. A certificate of an officer of Borrower
                 ----------------------
                 and of each Guarantor, in the form attached hereto as Exhibit C
                                                                       ---------
                 and dated as of the date hereof.

          (vi)   Organizational Documents. Copies, certified no earlier than
                 ------------------------
                 thirty days before the Closing, by the respective Secretary of State of the State of incorporation or formation of the Articles or Certificates of Incorporation, and any amendments thereto, of Borrower and each of the Guarantors.

          (vii)  Certificate of Existence. A certificate of the Secretary of
                 ------------------------
                 State of the State of incorporation or formation of Borrower and each of the Guarantors, dated no earlier than thirty days before the Closing, as to the good standing of each such Person in the State of its incorporation and in each other State listed on Schedule 7.2 hereof.
                           ------------

          (viii) Opinion of Counsel. The written opinion, in a form reasonably
                 ------------------
                 acceptable to Agent, of Kirkland & Ellis, as counsel for Borrower, dated as of the date hereof and addressed to Agent on behalf of Lenders.

          (ix)  Certificate of Insurance. Certificates or other evidence from an
                ------------------------
                insurance company or companies acceptable to Agent as to the policies of insurance, binders and endorsements thereto and such other insurance coverage to be maintained by Borrower and its Subsidiaries pursuant to Section 9.3 hereof, each of which shall
                                         -----------
                name, to the extent of any credit insurance, Lender as lender's loss payee and additional insured;

          (x)     Financial Statements. All information, Financial Statements,
                  --------------------
                  or notices to be delivered to Agent pursuant to Section 10(b)
                                                                  -------------
                  hereof, including, without limitation, Borrower's Financial Statements for Borrower's Fiscal Years ending February 28, 1999, 2000, 2001, Borrower's unaudited interim consolidated Financial Statements for the quarterly period ended August 31, 2001;

          (xi)    Letter of Direction. Copies of a letter of direction with wire
                  -------------------
                  transfers or other appropriate instructions directing Agent, on behalf of Lenders to disburse funds in appropriate amounts to specific accounts;

          (xii)   Directors' Consents. Certified copies of the unanimous written
                  -------------------
                  consents, or resolutions duly adopted at meetings, of the Boards of Directors of Borrower and each Guarantor in the form attached hereto as Exhibit D hereto authorizing the execution,
                                     ---------
                  delivery and performance by such Person, of this Agreement, the Notes and the other Loan Documents.

          (xiii)  Solvency Certificates. Solvency certificates from the chief
                  ---------------------
                  financial officer of Borrower and of each arantor, in form and substance reasonably satisfactory to Agent and Lenders.

          (xiv)   Projections. Projected income statements, balance sheets and
                  -----------
                  cash flow statements of Borrower and its Subsidiaries prepared by Borrower giving effect to the Revolving Loans and the use of the proceeds therefrom, in form and substance satisfactory to Agent in its reasonable discretion.

          (xv)    Payoff Letter. Payoff Letter of Bank of America pursuant to
                  -------------
                  the Credit Agreement dated December 12, 1997 among Borrower, Bank of America and The Northern Trust Company.

          (xvi)   Guaranty and Security Agreement. A Guaranty and a Security
                  -------------------------------
                  Agreement, each duly executed and delivered by the respective Guarantor.

          (xvii)  Master Letter of Credit. A Master Letter of Credit in the form
                  -----------------------
                  of Exhibit A.

          (xviii) Borrower's Deliveries. In form and substance reasonably
                  ---------------------
                  satisfactory to Agent, each and every agreement, document, note, release, certificate, notice, affidavit, exhibit, schedule, legal opinion, assignment, security agreement or financing statement, which Agent may reasonably request from Borrower to effect the intent of this Agreement.

          5.2     Condition to All Loans and Letters of Credit.
                  -------------------------------------------
Notwithstanding any other provisions contained in this Agreement, the making of each Loan and the issuance of each Letter of Credit provided for in this Agreement shall be conditioned upon the satisfaction of the matters set forth in this Section 5.2, and each request by Borrower for a Revolving Loan or Letter of

Credit shall constitute a representation to Agent and Lenders that each such condition set forth below has been met or satisfied.

          (a)   Warranties and Representations. All of the warranties and
                ------------------------------
representations contained in this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the date of such Revolving Loan or Letter of Credit as if made on such date and each request for a Revolving Loan or Letter of Credit shall constitute an affirmation by Borrower that such warranties and representations are then true and correct in all material respects.

          (b)   Borrower's Request. Agent shall have received on or before 12:00
                ------------------
p.m. central standard time on the day a Prime Rate Loan is to be made (or two
(2) Business Days before a Letter of Credit is to be issued or a Eurodollar Loan is to be made) a written (including via e-mail) or telephonic request from an officer of Borrower (or any other Person reasonably believed by Agent to be authorized by Borrower pursuant to Section 2.1), for a Revolving Loan (or a
                                   -----------
Letter of Credit) in a specific amount. In addition, with respect to a request for a Revolving Loan (or a Letter of Credit), Agent shall have received copies of all other documents required to have been delivered to Agent hereunder. Agent shall be entitled, but not required, to rely on oral requests for Revolving Loans from officers from time to time designated by Borrower to Agent in writing, and shall be fully protected in doing so.

          (c)   No Default. No Potential Default shall have occurred or will
                ----------
result from such Revolving Loan or Letter of Credit and no Event of Default which shall be an Uncured Default shall have occurred or will result from such Revolving Loan or Letter of Credit.

          (d)   No Litigation. (i) Except as set forth on Schedule 7.7, no
                -------------                             ------------
litigation, investigation or proceeding before any court or other governmental authority shall be pending or threatened against Borrower or any officer, director, or employee of Borrower which, in the reasonable opinion of Agent, is likely to have a Material Adverse Effect; and (ii) no injunction, writ, restraining order, judgment, decree, or other order of any nature which could reasonably have a Material Adverse Effect shall have been issued or threatened by any court or other governmental authority.

          (e)   Other Requirements and Other Documents. Lenders shall have
                --------------------------------------
received, in form and substance reasonably satisfactory to Lenders, all certificates, orders, authorizations, consents, affidavits, schedules, instruments, security agreements, financing statements, and other documents which are provided for hereunder, or which Lenders may at any time reasonably request.

6.   WARRANTIES, REPRESENTATIONS, AND COVENANTS - COLLATERAL

          Borrower warrants, represents, covenants and agrees that:

          6.1   Collateral Warranties Generally. Borrower and each Guarantor
                -------------------------------
have and will continue to have good and marketable title to the respective Collateral of each; the Collateral is free and clear of all Liens, except (i) as may be consented to in writing by Lenders, (ii) as held by Agent, or (iii) other Permitted Liens.

          6.2   Account Warranties and Covenants. With respect to the Accounts
                --------------------------------
scheduled, listed or referred to from time to time on any Financial Statement, Borrower warrants and represents to Lenders that as of the date of such Financial Statement: (a) such Accounts are genuine, are in all respects what they purport to be, and are not evidenced by a judgment; (b) subject to Permitted Liens, such Accounts are assignable and a security interest may be granted therein and such Accounts are subject to the first and prior perfected Lien and security interest of Lenders; (c) such Accounts represent bona fide transactions not subject to material disputes and completed in material compliance with the terms and provisions of the documents related thereto as delivered to Lenders if so requested; (d) the Equipment or Inventory sold or leased, or the services rendered, which resulted in the creation of such Accounts have been delivered or rendered to the applicable Account Debtor; (e) with the exception of disputes of a nonmaterial nature, the amounts shown on the books and records and all invoices and statements delivered to Lenders, when and if so requested, with respect to such Accounts are actually and absolutely owing and are not contingent; (f) subject to progress billings in the ordinary course of business, no payments have been made upon such Accounts; (g) other than set-offs, counterclaims or disputes of a non-material nature, there are no set-offs, counterclaims or disputes existing or, to Borrower's knowledge, asserted with respect to such Accounts and there is not any agreement with any applicable Account Debtor for any deduction or discount from any such Account, except discounts allowed in the ordinary course of business; (h) to the knowledge of Borrower, there are no facts, events or occurrences which in any way impair the validity or the enforceability of such Accounts or tend to reduce the amounts payable under such Accounts as shown on Borrower's Books or the books and records of its Subsidiaries and the invoices and statements delivered to Lenders, when and if so requested, with respect thereto; (i) to the best knowledge of Borrower without independent inquiry, all of the applicable Account Debtors with respect to such Accounts have the capacity to contract and are solvent; (j) such Accounts and the Equipment, or Inventory sold or leased or the services rendered giving rise to said Accounts are not subject to any lien, security interest, claim, charge or any other encumbrance, except for the first and prior perfected security interest of Lenders and except those of holders of the Permitted Liens; and (k) to the knowledge of Borrower, there are no proceedings or actions which are threatened or pending against any of the applicable Account Debtors which might result in any Material Adverse Effect in such Account Debtor's financial condition. Agent shall have the right, at all times after the occurrence of an Event of Default and otherwise upon three (3) Business Day's prior notice to Borrower on a reasonable basis, during Borrower's usual business hours, to inspect and examine and to check the Collateral as to quality, quantity, value, and condition.

7.   GENERAL CONTINUING WARRANTIES AND REPRESENTATIONS.

          Borrower warrants, represents, covenants and agrees that:

           7.1 Office. The respective chief executive office or principal place
               ------
of business of Borrower and each Subsidiary is at the address indicated on
Schedule 7.1 hereof and such Persons covenant and agree not to during the term
------------
of this Agreement, relocate such chief executive office or principal place of business, without at least five (5) Business Days' prior written notification to Agent and the delivery to Agent if requested, of Code financing statements in form reasonably acceptable to Agent.

           7.2 Existence. Borrower and each Subsidiary is and shall at all times
               ---------
hereafter be a corporation duly organized, validly existing, and in good standing under the laws of the state of its organization and is qualified and licensed to do business, and is in good standing, in any state in which the failure to qualify could reasonably be expected to have a Material Adverse Effect, which states include, as of the Closing Date, the states listed on
Schedule 7.2 (provided that inclusion on said Schedule 7.2 does not mean that
------------                                  ------------
failure to qualify in such state would have a Material Adverse Effect).

           7.3 Authority. Except as could not reasonably be expected to result
               ---------
in a Material Adverse Effect, Borrower and each Subsidiary has all corporate power and authority to own its property and assets and to carry on and engage in its business as it is now conducted and as is presently proposed to be conducted, and each such Person has all material licenses, permits, franchises, consents, approvals and authorizations (collectively, "Licenses") required in connection with the foregoing, all of which Licenses are in full force and effect and no action or claim is pending, nor, to any such Person's knowledge, is threatened, to revoke or terminate any of the Licenses or declare any License invalid. Except as could not reasonably be expected to result in a Material Adverse Effect, no consent, approval or authorization of, or filing, registration or qualification with, any Person, governmental, regulatory, or otherwise, is required to be obtained or effected by Borrower or Guarantors or any Affiliates thereof in connection with the execution, issuance, delivery and performance of this Agreement, the Notes and the Loan Documents to which any of them is a party or signatory or the incurrence or performance of the Obligations or, if so required, it has been duly obtained or effected before the date hereof. The execution, issuance, delivery and performance of this Agreement, the Notes and the Loan Documents to which Borrower and the Guarantors or any of their Affiliates is a signatory and the incurrence or performance of the Obligations and indebtedness hereunder (a) has been duly and properly authorized by all necessary corporate, director, shareholder and other action of each such Person and (b) has not resulted in and will not result in:

          (i) the creation or imposition of any Lien (except in favor of Agent) upon any of any such Person's property or assets, or

          (ii) the violation or contravention of, or the occurrence of a Potential Default or Event of Default under, any material term or provision of its articles or certificate of incorporation, any certificates of authority to do or transact business, any order of any court, or any material contract, agreement, mortgage,indenture, instrument, judgment or laws to which any such erson is a party or signatory or by which any such Person is bound.

          7.4   Validity. This Agreement and all of the other Loan Documents are
                --------
the legal, valid and binding obligations of Borrower and each Guarantor, enforceable in accordance with their terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditor's rights generally.

          7.5   Solvency. On the Effective Date both prior to and after the
                --------
transactions contemplated in connection with the Closing, and at all times thereafter, the Fair Value of Borrower's and each Subsidiary's respective assets is and shall be greater than the respective liabilities thereof; such Persons are and shall be able to pay their debts as they mature and such Persons do not and will not have an unreasonably small amount of capital. Each such Person at all times hereafter will have sufficient capital to carry on its business and transactions as now conducted and as planned to be conducted in the future.

          7.6   Compliance With Laws. Borrower and each Subsidiary is in
                --------------------
compliance in all material respects with all applicable laws, rules and regulations of any governmental authority, including but not limited to the Securities Act of 1933, the Securities Exchange Act of 1934, the Fair Labor Standards Act, Environmental Laws, laws relating to income, unemployment, payroll or social security taxes and employee benefit plans (as defined in Section 3(3) of ERISA) as required by ERISA, except for those laws, rules and regulations the violation of which would not have a Material Adverse Effect.

          7.7   Actions or Proceedings. Except as disclosed on Schedule 7.7,
                ----------------------                         ------------
there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court, administrative agency or other governmental entity and neither Borrower nor Subsidiary have any knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving any such Person, or any breaches by any such Person or any other Person of any agreement to which any such Person is a party, except for actions, proceedings, litigation, investigations, claims, complaints, actions, prosecutions and breaches that would not have a Material Adverse Effect.

          7.8   Trademarks, Licenses, Etc. Borrower and each Subsidiary owns or
                -------------------------
possesses rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks and trade names required to continue to conduct its respective business as presently conducted. To any such Person's knowledge, no such license or trademark has been declared invalid, been limited by order of any governmental authority or by agreement, or is the subject of any infringement, interference or similar proceeding or challenge, except for those licenses or trademarks which if challenged, limited or rendered invalid, would not have a Material Adverse Effect.

          7.9   Financial Statements. Except as otherwise disclosed on Schedule
                --------------------                                   --------
7.9, All financial statements relating to Borrower and to its Subsidiaries which
---
have been or may hereafter be delivered by Borrower to Agent fairly present the financial condition of each such Person and have been prepared in accordance with Generally Accepted Accounting Principles, subject to year-end adjustments and the absence of footnotes with respect to interim financial statements, and there has been no Material Adverse Effect since the submission of such financial information to Agent.

          7.10  Conduct of Business. Except as set forth on Schedule 7.10, since
                -------------------
June 30, 2001 through the Closing, neither Borrower nor any Subsidiary has: (i) incurred any debts, obligations, or liabilities (absolute, accrued, or contingent and whether due or to become due) except current liabilities incurred in the ordinary course of business and non-ordinary course liabilities less than $100,000 in the aggregate, none of which (individually or in the aggregate) materially and adversely affects the business or properties of such Person; (ii) paid any obligation or liability in excess of $100,000 other than current liabilities in the ordinary course of business, or discharged or satisfied any liens or encumbrances other than those securing current liabilities, in each case in the ordinary course of business; (iii) declared or made any payment to or distribution to its stockholders as such, or purchased or redeemed any of its shares of capital stock, or obligated itself to do so, except as permitted hereunder; (iv) mortgaged, pledged, or subjected to any Lien any of its assets (tangible or intangible), except for Permitted Liens; (v) sold, transferred or leased any of its assets except in the usual and ordinary course of business;
(vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of such Person; (vii) entered into any transaction other than in the usual and ordinary course of business and other than as contemplated hereby; (viii) to the best knowledge of the senior executive officers of Borrower, encountered any labor difficulties or labor union organizing activities; (ix) issued or sold any shares of capital stock or other securities or granted any options (other than stock options granted to employees in the ordinary course of business) or similar rights with respect thereto other than pursuant hereto; or (x) agreed to do any of the foregoing other than pursuant hereto. As of the Closing, there has been no Material Adverse Effect in the business, financial condition, operations or results of operations of any such Person since the date of June 30, 2001.

          7.11  Environmental Laws. Except as set forth on Schedule 7.11, (i)
                ------------------                         -------------
Borrower and each Subsidiary and all properties owned or operated by each such Person materially comply in all material respects with all applicable Environmental Laws; (ii) no such Person is subject to any actual or, to any such Person's knowledge, threatened judicial or administrative proceeding, investigation or inquiry into the possibility of material violation of any Environmental Laws; (iii) each such Person and their properties are not the subject of actual or threatened investigation or inquiry of any governmental authority evaluating whether any material remedial action is needed to respond to a Release of any Hazardous Material or other substance into the environment, and no such Person has knowledge or notice of the presence on or under any property owned or operated by any of them, or of the Release of, any Hazardous Material in material violation of applicable Environmental Laws; (iv) there are no material Environmental Claims pending or, to any such Person's knowledge, threatened against any such Person relating to damage, contribution, cost recovery compensation, loss, or injury resulting from the Release of, or exposure to, any Hazardous Material, which Hazardous Material is stored in or under any such Person's property in the ordinary course of its business in accordance with Environmental Laws; and (v) no such Person has filed, nor were required to file, any notice under any law, regulation or rule indicating material past or present generation, transportation, treatment, storage or disposal of a Hazardous

Material or reporting a material Release of a Hazardous Material into the environment and have not engaged in such material activity other than in accordance with Environmental Laws.

          7.12  Permits and Licenses. Borrower and each Subsidiary has been and
                --------------------
is current and in good standing with respect to all material governmental approvals, permits, certificates, licenses, inspections, consents and franchises (collectively, the "Licenses") necessary to continue to conduct its business and to own or lease and operate its properties as heretofore conducted, owned, leased or operated, including, without limitation, any and all Licenses related to Environmental Laws.

          7.13  ERISA. Except as could not reasonably be expected to result in a
                -----
loss, liability or cost in excess of $1,000,000, neither Borrower nor any Subsidiary, any ERISA Affiliate of any such Person, nor any Benefit Plan is in violation in any material respect of any of the provisions of ERISA or any of the qualification requirements of Section 401(a) of the IRC; no Prohibited Transaction or Reportable Event has occurred with respect to any Benefit Plan, nor has any Benefit Plan been the subject of a waiver of the minimum funding standard under Section 412 of the IRC; nor has any Benefit Plan experienced an accumulated funding deficiency under Section 412 of the IRC; nor has any lien been imposed upon any such Person or any ERISA Affiliate of such Person under
Section 412(n) of the IRC; nor has any Benefit Plan been amended in such a way that the security requirements of Section 401(a)(29) of the IRC apply; no notice of intent to terminate a Benefit Plan has been distributed to affected parties or filed with the PBGC under Section 4041 of ERISA, nor has any Benefit Plan been terminated under Section 4041(e) of ERISA; the PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Benefit Plan and no event has occurred or condition exists which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; no such Person nor any ERISA Affiliate of such Person would be liable for any amount pursuant to Sections 4062, 4063 or 4064 of ERISA if all Benefit Plans terminated as of the most recent valuation dates of such Benefit Plans except as set forth on Schedule 7.13, no such Person nor any
                                          -------------
ERISA Affiliate of such Person maintains any employee welfare benefit plan, as defined in Section 3(1) of ERISA, which provides any benefits to an employee or the employee's dependents with respect to claims incurred after the employee separates from service other than is required by applicable law; and no such Person nor any ERISA Affiliate of such Person has incurred or expects to incur any withdrawal liability to any Multiemployer Plan.

          7.14  Public Utility Holding Company Act. Neither Borrower nor any
                ----------------------------------
Subsidiary thereof is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

          7.15  Insurance. Set forth on Schedule 7.15 is a complete and accurate
                ---------               -------------
summary of the property and casualty insurance program of Borrower and its Subsidiaries as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving Borrower or any Subsidiary).

          7.16 Full Disclosure. To the best knowledge of the senior executive
               ---------------
officers of Borrower and its Subsidiaries after diligent inquiry, this Agreement, the financial statements delivered in connection herewith, and the representations and warranties of any such Person herein and in any other document delivered or to be delivered by or on behalf of or prepared by or at the request of any such Person, do not and will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. To the best knowledge of the senior executive officers of Borrower and its Subsidiaries after diligent inquiry and investigation, there is no material fact which any such Person has not disclosed to Agent in writing which materially and adversely effects or, so far as any such Person can foresee, could reasonably be expected to materially and adversely affect the assets, business, prospects, profits, or condition (financial or otherwise) of any such Person, the rights of Agent or the ability of any such Person to perform this Agreement. (With respect to this Section 7.16, Agent and Lenders
                                              ------------
recognize that any projections and forecasts provided by Borrower or any Subsidiary are based on good faith estimates and assumptions believed by Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may materially differ from projected or forecasted results.)

          7.17 No Default. No Event of Default or Potential Default exists or
               ----------
would result from the incurring by Borrower or Guarantors of any Indebtedness hereunder.

          7.18 Customer and Trade Relations. Except as disclosed on Schedule
               ----------------------------                         --------
7.18, there exists no termination, cancellation or limitation of, or any adverse
----
modification or change in, the business relationship between Borrower or any of its Subsidiaries and any customer or any group of customers, or with any material supplier, where the termination, cancellation, limitation, modification or change individually or in the aggregate could materially and adversely affect the business of such Person, and there exists no present condition or state of facts or circumstances which would materially affect adversely any such Person or prevent such Person from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

          7.19 Other Names. As of the Closing, the businesses conducted by
               -----------
Borrower and by its Subsidiaries have not been conducted under any corporate, trade or fictitious name other than those names listed on Schedule 7.19 hereto.
                                                          -------------

          7.20 Tax Obligations. Borrower and each Subsidiary have filed all
               ---------------
federal, material state and material local tax reports and returns required to be filed thereby, and except for extensions duly obtained, have either duly paid all material taxes, duties and charges owed thereby, or made adequate provision for the payment thereof, unless such Person is contesting in good faith, by an appropriate proceeding, the validity, amount or imposition of the above while maintaining adequate reserves to cover the above, and such contest does not have or cause a Material Adverse Effect.

          7.21 Employee Controversies. Borrower and each Subsidiary has withheld
               ----------------------
all material amounts required by law or agreement to be withheld by it from the wages, salaries and other payments to its employees, and is not liable for any material arrears or wages or any material taxes or penalties for failure to comply with the foregoing. Except as set forth on Schedule 7.21 hereto, as of the date hereof no such Person is a party to any
   -------------
collective bargaining agreements; provided, that Borrower shall promptly notify Lenders if any such Person hereinafter becomes a party to any such agreement. Except in cases where the potential liability, cost or expense could not reasonably be expected to exceed $1,000,000, there are no pending, threatened or anticipated (i) employment discrimination or unfair labor practice charges or complaints against or involving any such Person before any federal, state or local board, department, commission or agency, (ii) material grievances, disputes or controversies with any union or any other organization of any such Person's employees, (iii) pending or threatened strikes, slowdowns, work stoppages or lockouts. As of date hereof, there are no asserted pending demands for collective bargaining by any union or organization or efforts to organize any of the employees of any such Person; provided, that Borrower shall promptly notify Lenders if such demands or efforts hereinafter occur.

          7.22 Investment Company Act. Neither Borrower nor any Subsidiary is an
               ----------------------
"investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

          7.23 Subsidiaries. As of the Closing, neither Borrower nor any
               ------------
Guarantor has any Subsidiaries other than those specifically disclosed on
Schedule 7.23 hereto, and neither Borrower nor any Guarantor has equity
-------------
investments in any other Person other than those specifically disclosed on
Schedule 7.23 hereto.
-------------

          7.24 Regulation U. Neither Borrower nor any Subsidiary is engaged in
               ------------
the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any of the Loans made hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

          7.25 Capital Stock. The authorized capital stock of Borrower and each
               -------------
Guarantor is set forth on Schedule 7.25 hereof. As of the Closing: (i) except as
                          -------------
set forth on Schedule 7.25, Borrower has no shares of common stock held as
             -------------
treasury shares; (ii) all outstanding shares of capital stock of Borrower and each Guarantor have been duly authorized and validly issued and are fully paid and non-assessable; (iii) all of the outstanding securities of Borrower and each Guarantor were issued in compliance with all applicable federal and state securities laws; and (iv) none of the outstanding securities of Borrower or any Guarantor have been issued in violation of any preemptive rights, rights of first refusal or similar rights. As of the Closing, there are no outstanding obligations, contingent or otherwise, of Borrower or any Guarantor to purchase, redeem or otherwise acquire any capital stock of such Person.

     7.26 Occupational Safety and Health. Except as could not reasonably be
          ------------------------------
expected to result in a loss, liability or cost in excess of $1,000,000, neither Borrower nor any Subsidiary of Borrower has, nor, to Borrower's knowledge, has any Affiliate of such Person received any notice, citation, claim, assessment or proposed assessment as to or alleging any material violation by any such Person or any such Affiliate from any division of any Federal or state occupational safety and health administrations or agencies and no such violation presently exists. As of Closing, neither any such Person is, nor, to the best of the knowledge of any such Person, no Affiliate thereof is a party to any pending dispute with respect to such Person's or any such Affiliate's compliance with any Federal or state occupational safety and health laws.

     7.27 Swap Obligations. Neither Borrower nor any of its Subsidiaries has any
          ----------------
outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. Borrower has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters.

     7.28 Property. The Borrower and each of its Subsidiaries has ownership of
          --------
or sufficient rights to use all Property required for the conduct of their business, and such Property is in good working condition (ordinary wear and tear excepted) and is not subject to any lien, claim, security interest, mortgage, pledge, charge or other encumbrance (other than Permitted Liens).

8. NEGATIVE COVENANTS.

     Borrower will not take or allow to be taken any of the following actions, without the Majority Lenders' prior written consent:

     8.1  Disposition or Encumbrance of Assets.
          ------------------------------------

     (a) Sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property, except as follows: (i) dispositions of Inventory, or used, worn-out or surplus Equipment, all in the ordinary course of business; (ii) the sale of Equipment to the extent that such Equipment is exchanged for credit against the purchase price of a similar replacement thereof, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement; (iii) during any period that no Obligations for Loans are outstanding hereunder, dispositions of Property in connection with leases arising from sale/lease-back transactions entered into by Borrower relating to real property and fixtures and based upon its business needs, and otherwise during any period that Obligations are outstanding hereunder, such transactions as to which the proceeds thereof are utilized to pay down the Obligations outstanding; (iv) transfers of equipment and licenses of patents, technology and know-how associated therewith to joint ventures permitted under this Agreement, provided that the fair market value of such equipment shall not exceed $5,000,000 during the term of this Agreement; and (v) dispositions of Property by the Borrower or any Guarantor to the Borrower or any Guarantor; and (vi) other dispositions but in any event not involving the sale or transfer of Accounts, provided that (A) at the time of any disposition, no Event of Default or Potential Default shall exist or shall result from such disposition, (B) the aggregate sales price from such disposition shall be paid in cash, and (C) the aggregate value of all assets sold by the Borrower and its Subsidiaries, together, shall not exceed in any Fiscal Year $2,000,000.

     (b) Directly or indirectly make, create, incur, assume or suffer to exist any Lien upon or with respect to any of its Property, whether now owned or hereafter acquired, other than Permitted Liens. For purposes of this Agreement, "Permitted Liens" shall mean any or all of the following: (i) any Lien existing on Property of Borrower or any Subsidiary as of the Closing and as set forth on
Schedule 8.1; (ii) any Lien created under any Loan Document; (iii) Liens for
------------
taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is otherwise permitted hereunder; (iv) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith or by the appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (v) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance or other social security legislation; (vi) Liens on the Property of Borrower or any Subsidiary securing (A) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations; (B) contingent obligations on surety or appeal bonds; and (C) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect; (vii) Liens consisting of judgment or judicial attachment liens, provided that such Liens have been in existence less than thirty (30) days and the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for Borrower and its Subsidiaries to the extent not covered by insurance do not exceed $1,000,000;
(viii) Liens on assets which are the subject of Acquisitions after the date hereof or Liens on assets of Persons which become Subsidiaries after the Closing; provided, that (A) such Liens existed at the time of such Acquisition or at the time the respective Persons became Subsidiaries, were not created in anticipation thereof and attach only to property or assets so acquired or of such Subsidiary, as the case may be, and (B) if such Acquisition had occurred or such Person had become a Subsidiary, as the case may be, on the last day of the most recent fiscal period for which Agent has received financial statements pursuant to Sections 10.2(a) and 10.2(b) hereof, as the case may be, no Event of
            ----------------------------
Default or Potential Default would have occurred or resulted therefrom; (ix) purchase money security interests on any property acquired or held by Borrower or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that (A) any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof, (B) such Lien attaches solely to the property so acquired in such transaction, (C) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (D) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $5,000,000; (x) Liens securing obligations in respect to capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder; (xi) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System or of any successor governmental authority thereof, and (B) such deposit account is not intended by Borrower or any Subsidiary to provide collateral to the depository institution; (xii) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that (A) the counterparty to any Swap Contract relating to such Permitted Swap Obligation is under a similar requirement to deliver similar collateral from time to time to Borrower or the Subsidiary party thereto on a mark-to-market basis; and (B) the aggregate value of such collateral so pledged by Borrower and the Subsidiaries together in favor of any counterparty does not at any time exceed $1,000,000; (xiii) Liens consisting of leases or subleases granted to third Persons not interfering in any material respect with the business of Borrower and its Subsidiaries or any interest or title of a lessor or sublessor under any lease permitted by this Agreement; (xiv) Liens arising from Code financing statements regarding leases permitted by this Agreement or from precautionary Code financing statements with respect to Borrower or any of its Subsidiaries as lessee, bailee or in a similar capacity; (xv) with respect to real property (A) those liens, encumbrances and other matters affecting title to any property listed in any applicable title insurance policies in respect thereof but not securing any obligation for borrowed money, (B) easements, encroachments, covenants, rights of way, restrictions, minor defects, irregularities and encumbrances on title and other similar charges and encumbrances that do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of Borrower and its Subsidiaries, and (C) municipal and zoning ordinances that are not violated by the existing improvements and the present and proposed uses by Borrower and its Subsidiaries; (xvi) "netting rights" and setoff rights of counterparties under Swap Contracts or similar hedging agreements; and (xvii) Liens of banks arising under Article 4 of the Code on items of collection and accompanying documents and proceeds.

     8.2 Name or Identity Change. Change or allow any Subsidiary to change its
         -----------------------
name, state of incorporation, form of business entity, business structure, or identity, or add any new fictitious name or create Subsidiaries without fifteen
(15) days notice to Agent.

     8.3 Guaranties. Except as in the ordinary course of business and subject to
         ----------
the provisions of Section 8.5 hereof, guarantee or otherwise become or allow any
                  -----------
Subsidiary to guarantee or become in any way liable with respect to the obligations of any third party except by endorsement of instruments or items of payments for deposit to the general account of Borrower or its Subsidiaries or which are transmitted or turned over to Agent; provided, that Borrower and any Guarantor may guarantee such obligations on behalf of Borrower (in the case of a Guarantor) or any other Guarantor.

     8.4 Change in Business. Enter into or allow any Guarantor to enter into any
         ------------------
business not related to Borrower's or its Subsidiaries' present businesses or make any change in any such Person's financial structure or in any of its business objectives, purposes, or operations, in each case which could reasonably be expected to materially and adversely affect the ability of such Person to repay the Obligations, the value of the Collateral or Agent's rights and remedies hereunder.

     8.5 Loans and Investments. Make or allow any Subsidiary to make any
         ---------------------
advance, loan, investment or material acquisition of assets other than (without duplication, the following):

     (a) the purchase from time to time during the term of this Agreement of shares of Borrower; notwithstanding the foregoing, provided no Obligation for any Loan is outstanding hereunder, Borrower may purchase it shares, (i) so long as no Event of Default or Potential Event of Default exists and (ii) so long as doing so would not otherwise cause an Event of Default or Potential Default hereunder.

     (b) Acquisitions, or investments in joint ventures or partnerships, not exceeding $10,000,000 in the aggregate during the term of this Agreement; provided, that: (a) immediately after giving effect to the Acquisition, there shall exist no Potential Default or Event of Default and (b) immediately after giving effect to such acquisition, Borrower is in pro forma compliance with all the financial ratios and restrictions set forth in Section 11. Any
                                                   ----------
Subsidiar(ies) wherein Borrower and/or any Guarantors have invested and/or advanced amounts, whether pursuant to an Acquisition or otherwise, in an aggregate amount in excess of $10,000,000 shall be required to become a Guarantor hereto and, pursuant thereto, such Subsidiary shall execute and deliver to Agent a Guaranty and a Security Agreement pursuant to Section 9.18
                                                                 ------------
hereof. The restriction on Acquisitions shall apply only for such period as any Obligations for Loans are outstanding hereunder.

     (c) contributions by a Borrower to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries;

     (d) Investments by Borrower in any Guarantor or by any Guarantor in Borrower or any other Subsidiary, by way of intercompany loans, advances or guaranties;

     (e) extensions of credit in the nature of Accounts arising from the sale or lease of goods or services in the ordinary course of business;

     (f) Cash Equivalent Investments;

     (g) bank deposits in the ordinary course of business; provided that the aggregate amount of all such deposits (excluding amounts in payroll accounts or for accounts payable, in each case to the extent that checks have been issued to third parties) which are maintained with any bank other than a Lender shall not at any time exceed $100,000;

     (h) short term loans to officers and employees of Borrower and its Subsidiaries not to exceed $750,000 in the aggregate at any time outstanding, and travel and other advances to employees in the ordinary course of business;

     (i) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;

     (j) Investments listed on Schedule 8.5;
                               ------------

     (k) Capital Expenditures;

     (l) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts related to Permitted Swap Obligations;

     (m) Investments in Walbridge Coatings, or guarantees in and other obligations, in each case after the date hereof, of MSC Walbridge Coatings Inc. arising solely as a result of its status as a general partner of Walbridge Coatings; provided that the aggregate amount of such Investments, guarantees and obligations shall not at any time exceed $10,000,000; and

     (n) without duplication, Investments (i) constituting Indebtedness (including contingent obligations) permitted hereunder; (ii) in connection with a joint venture permitted hereunder; or (iii) consisting of purchases, redemption or other acquisition of Borrower's common stock permitted hereunder;

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Potential Default exists.

During such time as any Obligations (other than undrawn L/Cs) are outstanding hereunder, the aggregate amount of all advances or loans to any Excluded Subsidiary shall not exceed $10,000,000.

     8.6 Indebtedness. Incur or allow any Subsidiary to incur or refinance any
         ------------
Indebtedness, other than (i) the Obligations hereunder; (ii) additional Indebtedness shown on Schedule 8.6 hereto; (iii) Indebtedness arising or
                      ------------
accruing in the ordinary course of business which Indebtedness does not give rise to a Lien or other security interest, other than a Permitted Lien; (iv) Indebtedness arising under a Swap Contract; (v) the Unsecured Indebtedness; (vi) Indebtedness incurred in connection with Operating Leases or Capital Leases; provided that the aggregate principal amount of all such Indebtedness shall not exceed at any time $15,000,000; (vi) purchase money Indebtedness secured by Liens permitted hereunder; (vii) guaranties permitted hereunder; (viii) renewals, extensions, refinancings and refundings of Indebtedness permitted by this Section 8.6; provided, however, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to Borrower or such Subsidiary, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded; and (ix) Indebtedness incurred in connection with loans permitted by Section 8.5(d), subject to the last paragraph of Section 8.5.

     8.7 Affiliate Transactions. Except for transactions between Borrower and
         ----------------------
any Guarantor or between any Guarantor and any other Guarantor, enter or allow any Subsidiary to enter into any transaction, directly or indirectly, with an Affiliate, or provide services or sell goods to, or for the benefit of, or pay or otherwise distribute monies, goods or other valuable consideration to, an Affiliate, except upon fair and reasonable terms no less favorable than terms in a comparable arm's length transaction with an unaffiliated Person and except for existing intercompany debt.

     8.8  Consolidations; Mergers. Except as otherwise permitted under this
          -----------------------
Agreement, merge or consolidate with or into any other Person, and Borrower shall not, nor permit any material Subsidiary, other than Pinole Point, to, dissolve, enter into any joint venture entity or become a partner in any partnership, or convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owed or hereafter acquired) to or in favor of any Person except:
(a) any Subsidiary may merge with Borrower, provided that Borrower shall be the continuing or surviving corporation, or with any one or more other Subsidiaries, provided that if any transaction shall be between a wholly-owned Subsidiary and a non-wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving corporation; and (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or another wholly-owned Subsidiary.

     8.9  Liquidations. Undertake or allow any material Subsidiary to undertake
          ------------
a plan of liquidation or dissolution, except as permitted under Section 8.8.

     8.10 Suspension of Business. Suspend or terminate or allow any Guarantor to
          ----------------------
suspend or terminate the transaction of its business.

     8.11 Distributions. Pay, directly or indirectly, any cash dividends or
          -------------
distributions to its shareholders, or, except in connection with normal employee stock repurchase programs, purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares; provided, however, that such restrictions under this
Section 8.11 shall apply only during periods that Obligations for Loans are
------------
outstanding hereunder.

     8.12 ERISA. Adopt or agree to contribute to or allow any Subsidiary to
          -----
adopt or agree to contribute to any Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC, except for those Plans currently in effect on the date hereof and listed on Schedule 8.12.
                                           -------------

     8.13 Change of Control. Undergo a Change of Control.
          -----------------

     8.14 Inconsistent Agreements. Enter into or allow any Subsidiary to enter
          -----------------------
into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by Borrower or Guarantors of any of their obligations hereunder or under any other Loan Document, (b) prohibit Borrower or its Subsidiaries from granting to Agent, for the benefit of Lender, a Lien on any of their assets constituting Collateral or (c) except as required pursuant to the Unsecured Debt, create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to Borrower or any other applicable Subsidiary, or pay any Indebtedness owed to Borrower or any of its Subsidiaries, (ii) make loans or advances to Borrower or (iii) transfer any of its Collateral to Borrower .

     8.15 Business Activities. Engage in or allow any Guarantor to engage in any
          -------------------
line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto.

     8.16 Accounting Changes. Without Lenders' consent not unreasonably
          ------------------
withheld, make or permit any Subsidiary to make any significant change in accounting treatment or reporting practices, except as required by GAAP and as would affect the Collateral or the financial covenants set forth in Section 10, or change the Fiscal Year of Borrower or of any Subsidiary.

9. AFFIRMATIVE COVENANTS - GENERAL.

     So long as any Obligations (other than Contingent Indemnification Obligations) are outstanding or any Commitment remains outstanding, Borrower covenants and agrees that:

     9.1  Payments. Borrower shall pay, or cause to be paid, when due all
          --------
principal and interest under the Notes and all other Obligations in respect of this Agreement, the Notes and the Loan Documents.

     9.2  Taxes. All material assessments and taxes, whether real, personal or
          -----
otherwise, due or payable by, or imposed, levied or assessed against, Borrower or any of its property or the property of any Subsidiary have been paid, and shall hereafter be paid in full, before delinquency, except those assessments and taxes the validity of which is being contested in good faith by appropriate proceedings, do not impair the priority of Agent's liens on the collateral and as to which Borrower shall have caused the set aside of adequate reserves (as determined in accordance with GAAP). Borrower will make and cause its Subsidiaries to make timely payment or deposit of all material FICA payments and withholding taxes required of them by applicable laws, and will, upon request, furnish Agent with proof satisfactory that such payments or deposits have been made.

     9.3  Insurance. Borrower shall, at its own expense, maintain and provide
          ---------
and cause its Subsidiary to maintain and provide satisfactory evidence to Lenders as to, insurance on the Collateral and other business properties, all in such form, substance and amounts and with such insurance companies or associations acceptable to Agent in its discretion, reasonably exercised, and any insurance policies so issued in connection with the Collateral shall contain endorsements which name Agent as additional insured and lender loss payee, as its interest may appear, with respect to all of the Collateral and which provide that said policies shall not be cancelled, terminated, amended or modified without thirty (30) days' prior written notice to Agent and that no act or default of Borrower, its Subsidiaries or any other Person shall affect the right of Agent to recover under such policies in case of loss or damage. Borrower shall deliver to Agent a copy of the insurance policies and certificates for each such policy of insurance. Borrower shall notify Agent within thirty (30) days of obtaining any new policy or increase of coverage under any existing policy. Borrower hereby irrevocably appoints, designates and constitutes Agent and its officers, employees and agents, as Borrower's attorney-in-fact for the purpose of making, settling and adjusting, in good faith, claims in excess of $100,000 under any and all such insurance policies and of endorsing Borrower's name or the name of any insured hereunder on any checks, drafts, instruments or other items of payment received pursuant to such insurance policies. If Borrower or any Subsidiary fails to maintain any insurance or policies of insurance as required above, or fails to pay any premium related thereto, Agent may obtain or pay the same, but shall be under no obligation to do so. In the event Agent obtains such insurance, all sums so paid and any expenses incurred in connection therewith shall be part of the Obligations payable by Borrower to Agent on demand as an Out-of -Pocket Expense. Borrower shall also maintain or cause its Subsidiaries to maintain in effect, in addition to the above mentioned insurance covering the Collateral, such other insurance in such amounts with such insurers and covering such risks as now maintained thereby and shall, upon request by Agent, provide Agent with certificates or policies evidencing such insurance, with Agent named as "Lender's Loss Payee". In the event that any insurance proceeds received by Agent pursuant to this Section 9.3 exceed the amounts necessary to repay all
                       -----------
Indebtedness of Agent with respect to the Collateral to which such insurance proceeds relate, Agent shall return to Borrower the amount of such excess.

     9.4 Litigation. Borrower shall notify Agent in writing within five (5)
         ----------
Business Days of (i) any suit in law or equity or administrative proceeding as to which Borrower or any Subsidiary is an adverse party and which involves money or property or seeks damages in excess of $1,000,000, and (ii) otherwise which could reasonably be expected to have a Material Adverse Effect.

     9.5 Books and Records. Borrower at all times hereafter shall keep and cause
         -----------------
each of its Subsidiaries to keep proper books of record and account in which full and true entries will be made of all dealings or transactions with respect to or in relation to the business and affairs of such Person, and shall maintain a standard and modern system of accounting, in accordance with Generally Accepted Accounting Principles with ledger and account cards and/or computer tapes, discs, printouts, and records pertaining to the Collateral which contain information as may from time to time be reasonably requested by Agent. Borrower shall notify Agent in writing if any such Person modifies or changes its method of accounting or enters into, modifies, or terminates any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of such Person's accounting records; provided, that such accounting firm and/or service bureau agrees to provide to Agent information regarding the Collateral and the financial condition of such Person.

     9.6 Compliance with Laws. Borrower shall materially comply and cause its
         --------------------
Subsidiaries to comply in all material respects with all Federal, State, local and foreign laws, rules and regulations, including, but not limited to the Securities Act of 1933, the Securities Exchange Act of 1934, the Fair Labor Standards Act, Environmental Laws, laws relating to income, unemployment, payroll or social security taxes and pension funds and retirement benefit programs as required by ERISA, except such as may be contested in good faith or as to which a bona fide dispute may exist.

     9.7  Expense Reimbursements. Borrower shall within fifteen (15) Business
          ----------------------
Days after demand, reimburse Agent for all sums expended by Agent which constitute Out-of-Pocket Fees and Costs, and Borrower hereby authorizes and approves all advances and payments by Agent for items constituting Out-of-Pocket Fees and Costs. Agent shall make all good faith reasonable attempts to notify Borrower of such reimbursement, but the failure of Agent to so notify Borrower shall impose no obligation or liability of any kind upon Agent. Borrower shall pay all costs and expenses of Agent or Lender, including, without limitation, attorney's fees and expenses, incurred in connection with enforcing this Agreement or any Loan Document. Agent may charge any or all of such amounts expended to Borrower's Loan Account and such amounts shall be part of the Obligations subject to interest at the Prime Rate Option or Default Rate, as applicable.

     9.8  ERISA Reportable Events. Borrower shall furnish to Agent: (a) as soon
          -----------------------
as possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any material Reportable Event with respect to any Benefit Plan of Borrower or of any Subsidiary has occurred, a statement of the chief financial officer of such Person setting forth the details concerning such Reportable Event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC, if a copy of such notice is available to Borrower; (b) promptly after the filing thereof with the United States Internal Revenue Service or the PBGC, copies of each annual report with respect to each Benefit Plan; (c) promptly after receipt thereof, a copy of any notice of any potential material liability, adverse determination letter, ruling or opinion received from the PBGC or the Internal Revenue Service with respect to any Benefit Plan; (d) when the same is made available to participants in a Benefit Plan, all notices of a significant reduction in the rate of benefit accrual or plan termination to the participants by the administrator of such Benefit Plan; and (e) promptly after receipt thereof, any notice from any Multiemployer Plan to which Borrower or any ERISA Affiliate of Borrower or its Subsidiaries contributes which quantifies any actual or potential withdrawal liability which will or may be imposed upon the withdrawal of Borrower or any ERISA Affiliate of such Borrower or its Subsidiaries from such Multiemployer Plan.

     9.9  Preservation of Corporate Existence. Borrower shall preserve and
          -----------------------------------
maintain, and shall cause each Guarantor to preserve and maintain, in full force and effect: (i) its corporate existing and good standing under the laws of the state of its incorporation; and (ii) all material governmental rights, privileges, qualifications, permits, licenses and franchises, including without limitation all of its registered patents, trademarks and service marks, necessary in the normal conduct of its business.

     9.10 Instruments and Chattel Paper. Upon the written request of Agent,
          -----------------------------
Borrower will stamp or otherwise mark or cause its Subsidiaries to stamp or otherwise mark all chattel paper and instruments now owned or hereafter acquired in which Agent has a first and prior perfected security interest, to reflect that the same are subject to Agent's security interest and will immediately thereafter deliver or cause such chattel paper and instruments to be delivered to Agent or its agent, with appropriate endorsement, assignment or stock power transfer or assignment, with full recourse to Borrower, to vest title and possession in Agent.

     9.11 Defense of Collateral. Borrower shall pay or cause to be paid by its
          ---------------------
Subsidiaries when due, all material Indebtedness, lawful claims or demands with respect to the Collateral which, if unpaid, could reasonably be expected to result in any Lien on the Collateral. In addition, subject to Permitted Liens, such Persons shall at all times defend Agent's rights and interests in and to the Collateral, and the priority position of said rights and interests against any and all claims of any person adverse to Agent and take all necessary or appropriate actions to give effect to Agent's priority of rights and interests contemplated by this Agreement and the other Loan Documents.

     9.12 Environmental Matters - Indemnification. Borrower shall take and cause
          ---------------------------------------
its Subsidiaries to take all actions which are reasonably necessary to comply in all material respects with the requirements of all Environmental Laws including, without limitation, all filing and reporting requirements thereof. Borrower hereby agrees to indemnify, hold harmless and reimburse and cause Guarantors to indemnify, hold harmless and reimburse Agent and Lenders for any and all loss, damage, expenses or costs of any kind or nature arising out of or incurred in connection with any prior, existing or future violations by Borrower or any Subsidiaries of any Environmental Laws.

     9.13 Ownership. Except as provided on Schedule 9.13, Borrower shall at all
          ---------                        -------------
times own, beneficially and of record one hundred percent (100%) of the issued and outstanding stock of each Guarantor listed on Schedule 9.13 and as to all
                                                  -------------
other Guarantors have majority ownership.

     9.14 SEC Filings. Borrower shall make all filings required by the SEC no
          -----------
later than the due date of each such required filing, subject to any extensions received from the SEC.

     9.15 Employee Benefit Plans. Borrower shall maintain or cause its
          ----------------------
Subsidiaries to maintain the respective Pension Plan of each in substantial compliance with all applicable requirements of law and regulations.

     9.16 Environmental Matters. (a) If any Release or Disposal of Hazardous
          ---------------------
Materials shall occur or shall have occurred on any real property or any other assets of Borrower or its Subsidiaries, Borrower shall cause the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as necessary to comply, in all material respects, with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, Borrower shall comply and cause its Subsidiaries to comply, in all material respects, with any valid Federal or state judicial or administrative order requiring the performance at any real property of Borrower or any Subsidiary of activities in response to the Release or threatened Release of a Hazardous Materials.

To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, Borrower shall cause the disposal of such hazardous waste only at licensed disposal facilities operating in compliance with Environmental Laws.

     9.17 Reports to the SEC and to Shareholders. Borrower shall provide within
          --------------------------------------
ten (10) Business Days of the filing or sending thereof, copies of all regular, periodic or special reports of Borrower or any Subsidiary filed with the SEC; copies of all registration statements of such Persons filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

     9.18 Guaranties. Borrower shall cause each Guarantor in conjunction
          ----------
herewith, or within thirty (30) days of the creation of such Guarantor pursuant to Section 8.5(b) hereof, to (i) execute and deliver to Agent a guaranty, in the
   --------------
form of Exhibit F hereto and a Security Agreement, which shall be accompanied by
        ---------
such supporting documentation, including resolutions, an incumbency certificate, and an opinion of counsel, as Agent may reasonably require, and (ii) keep such guaranty and Security Agreement in full force and effect.

     9.19 Use of Proceeds. Borrower shall use the proceeds of the Loans for
          ---------------
working capital and other general corporate purposes.

10. AFFIRMATIVE COVENANTS - REPORTING.

     Borrower shall furnish or cause its Subsidiaries to furnish to Agent and Lenders the following:

     10.1 Compliance Certificate. As soon as practicable and in any event within
          ----------------------
forty-five (45) days following the end of each Fiscal Quarter, a certificate reflecting Borrower's compliance with the financial covenants set forth in
Section 11 of this Agreement. Such certificate shall be in a form and with such
----------
specificity as is reasonably satisfactory to Agent and shall contain such additional information as Agent may reasonably require concerning financial covenant calculations included, described or referred to in such certificate and any other documents in connection therewith requested by Agent.

     10.2 Financial Statements. Borrower shall further cause to be furnished to
          --------------------
Agent:

     (a)  Quarterly Financial Statements. As soon as practicable and in any
          ------------------------------
event within forty-five (45) days following the end of each Fiscal Quarter (other than the fourth Fiscal Quarter): (i) statements of income and statements of cash flow for each such Fiscal Quarter and for the period from beginning of the then current Fiscal Year to the end of such Fiscal Quarter; (ii) balance sheets as of the end of such Fiscal Quarter; and (iii) with respect to such statements of income and balance sheets, which shall be prepared on a consolidating and consolidated basis with those of all Subsidiaries of Borrower, all setting forth in comparative form, figures for the corresponding periods in the preceding Fiscal Year, all in reasonable detail and certified by the chief financial officer of Borrower that such statements fairly present the financial condition of Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles, subject to changes resulting from normal year-end adjustments and the absence of footnotes, together with detailed computations of Borrower's compliance with the covenants set forth in this Agreement.

     (b)  Yearly Financial Statements. As soon as practicable and in any event
          ---------------------------
within 120 days after the end of each Fiscal Year of Borrower, each of the following: (i) statements of income for such Fiscal Year, and a balance sheet as of the end of such Fiscal Year, and (ii) statements of cash flow for such Fiscal Year, (iii) with respect to such statements of income and balance sheets, which shall be prepared on a consolidating and consolidated basis with those of all Subsidiaries of Borrower, all setting forth in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding Fiscal Year, all in reasonable detail and in scope in accordance with audits performed for Borrower in prior years and examined and certified by Arthur Andersen LLP or other nationally recognized independent certified public accountants reasonably satisfactory to Agent, whose opinion shall be unqualified and shall be in scope in accordance with audits performed for Borrower in prior years, together with a copy of Borrower's 10-K, as filed with the SEC.

          (c) Form 10-Q. As soon as practicable and, in any event, within
              ---------
forty-five (45) days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter), beginning with the quarter ended August 31, 2001, a copy of Borrower's 10-Q, as filed with the Securities and Exchange Commission.

          (d) Interim Reports. (i) As soon as practicable and in any event
              ---------------
within 30 days after the end of each fiscal month, the unaudited income statements and balance sheets prepared by Borrower on a consolidated basis with those of all Subsidiaries of Borrower, which financial statements shall be certified by the chief financial officer of Borrower, a sales and income summary showing results by Subsidiary, and a report reconciling Accounts of each Guarantor to the consolidated balance sheet; (ii) promptly upon receipt and, in any event, within thirty (30) days after receipt thereof, copies of all interim and supplemental financial reports (other than confidential tax information), submitted to Borrower or its Subsidiaries by independent certified public accountants in connection with any interim review of the books and records of Borrower made by such accountants, if any. Such information may be provided by e-mail.

          (e) Events of Default. Together with the financial statements for each
              -----------------
Fiscal Year, a certificate of Borrower executed by an authorized officer of Borrower stating whether any Event of Default, or Potential Default, currently exists and is continuing and what action, if any, Borrower is taking or propose to take with respect thereto.

          (f) Budget. As soon as practicable after approved by the Borrower's
              ------
Board of Directors, and, in any event not later than thirty (30) days after the beginning of each Fiscal year of Borrower, an annual operating plan (containing income statements, balance sheets and cash flow statements) of Borrower and of its Subsidiaries for that Fiscal Year.

          (g) Notice of Events of Default. Promptly after the occurrence and
              ---------------------------
during the continuance thereof, notice, in writing, of any Event of Default, or Potential Default, and what action, if any, Borrower is taking or propose to take with respect thereto.

          (h) Change in Location. Notice of any change in location of the chief
              ------------------
executive office, or state of incorporation or organization of Borrower or of any material Subsidiary at least five (5) Business Days prior to such change.

          (i) Adverse Change. Promptly after the occurrence thereof, notice, in
              --------------
writing, of any other matter which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

          (j) Other Information. With reasonable promptness, such other
              -----------------
information respecting the business, properties or the condition or operations, financial or otherwise, of Borrower or its Subsidiaries, as Lenders may from time to time reasonably request in writing.

All financial statements delivered to Agent and Lenders pursuant to the requirements of this Section 10.2 (except where otherwise expressly indicated)
                     ------------
shall be prepared in accordance with Generally Accepted Accounting Principles as provided in this Agreement.

          10.3 Accounting Information. Borrower authorizes Agent and Lenders to
               ----------------------
discuss the financial condition of Borrower and its Subsidiaries with Borrower's independent public accountants and agrees that such discussion or communication shall be without liability to either Agent or Borrower's independent public accountants. Prior to the occurrence of a Potential Default or Event of Default, Agent and any Lender shall use its best efforts to notify Borrower of Agent's and such Lender's discussions with Borrower's accountants. Borrower shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this subsection, and authorizing Agent to rely on financial statements of Borrower issued by such accountants, which letter shall be acknowledged and consented to in writing by such accountants.

11.  AFFIRMATIVE COVENANTS - FINANCIAL.

          11.1 Fixed Charge Coverage Ratio. Borrower shall have a Fixed Charge
               ---------------------------
Coverage Ratio of not less than 1.00:1.00 measured on a rolling basis as of the end of each Fiscal Quarter, including such Fiscal Quarter and the three (3) consecutive Fiscal Quarters immediately preceding such Fiscal Quarter, commencing February 28, 2002 and at all times thereafter.

          11.2 Liquidity Ratio. Borrower shall have a minimum Liquidity Ratio of
               ---------------
not less 1.50:1.00 on November 30, 2001, measured on a quarterly basis as of the end of the Fiscal Quarter.

          11.3 Leverage Ratio. Borrower shall have a Leverage Ratio, measured on
               --------------
a quarterly basis, of not more than (i) 4.00:1.00 as of November 30, 2001; (ii) 3.50:1.00 as of each of February 28, 2002, May 31, 2002, August 31, 2002 and
November 30, 2002; (iii) 3.00:1.00 as of each of February 28, 2003, May 31, 2003, August 31, 2003 and November 30, 2003, and (iv) 2.50:1.00 as of February 28, 2004 and thereafter.

          11.4 Net Worth. Borrower shall maintain at all times, measured on a
               ---------
quarterly basis, a Net Worth of not less than (i) $140,000,000 plus (ii) fifty percent (50%) of Borrower's positive cumulative Net Income for each Fiscal Year ending on and after November 30, 2001; provided, however, that (x) the Net Income requirement in (ii) above shall only be required for such periods that Borrower's Balance Sheet Leverage exceeds 2.00:1.00 and (y) the Financial Covenant under this Section 11.4 shall be adjusted upon the completion of a
                    ------------
Strategic Transaction.

          11.5 Guarantor Funding Ratio. Borrower shall not permit any Guarantor
               -----------------------
to have for any two Fiscal Quarters in any Fiscal Year a Guarantor Funding Ratio of less than 0.75:1.0. For the purposes of the calculation of the Guarantor Funding Ratio under this Section 11.5, the term "Outstandings" shall mean all Indebtedness outstanding under this Agreement which has been transferred to or used for the direct benefit of a Guarantor.

12.  EVENTS OF DEFAULT

Any one or more of the following shall constitute an Event of Default by Borrower under this Agreement:

          12.1 Non-Payment. If Borrower or any Guarantor fails to pay when due
               -----------
and payable or when declared due and payable, all or any portion of the Obligations owing to Agent or Lenders (whether of principal, interest, taxes, reimbursement of Out-of-Pocket Fees and Costs) which is not cured within five
(5) days of when due and payable.

          12.2 Non-Compliance with Loan Documents.
               ----------------------------------

          (a) Failure by Borrower to comply with or to perform any covenant set forth in Sections 8.1, 8.5, 8.6, 8.8, 8.11, 8.14, 9.4, 9.6, 9.8, 9.9, 10 or 11;
provided, however, that such failure with respect to any of the covenants set forth in Section 11 shall not constitute an Event of Default in the event that
         ----------
Borrower, at Borrower's option and within fifteen (15) days of the initial occurrence of the failure, fully Cash Collateralizes the full amount of the Obligations then in existence and Borrower continually Cash Collateralizes such full amount as said amount increases at any time(s) thereafter; provided, however, that failure by Borrower to so Cash Collateralize within such fifteen
(15) day period shall constitute an immediate Event of Default.

          (b) Failure by Borrower or any party to the Loan Documents to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 12) and continuance of such failure described in this clause (b) for 30 days.

          12.3 Breach of Representation. If any warranty or representation now
               ------------------------
or hereafter made by Borrower or any of its Subsidiaries or affiliates hereunder or under the Loan Documents, is untrue or incorrect in any material respect or fails to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances in which it was made, or any schedule, certificate, statement, report, financial data, notice or writing furnished to Agent at any time by Borrower or by a party or signatory to the Loan Documents is untrue or incorrect in any material respect or fails to state a material fact needed to make the foregoing not misleading in light of the circumstances in which the foregoing were furnished, on the date as of which the facts set forth therein are stated or certified.

          12.4 Other Material Obligations. Subject to applicable grace periods
               --------------------------
or notice requirements under the following, default in the payment when due, or in the performance or observance of any obligation of, or condition agreed to by, Borrower or any Subsidiary with respect to any of the following: (A) the Unsecured Indebtedness; (B) any other Indebtedness in excess of $5,000,000; (C) any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, could reasonably be expected to have a Material Adverse Effect; or (D) any other material agreement, document or instrument, whether for borrowed money or otherwise, the effect of which default shall be to cause any obligations thereunder to become due prior to its stated maturity or to be otherwise accelerated.

          12.5 Pension Plans. (i) Institution of any steps by Borrower or any
               -------------
other Person to terminate a Pension Plan if as a result of such termination Borrower or any Subsidiary could reasonably be expected to be required to make a contribution to such Pension Plan, or could reasonably be expected to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; (ii) a contribution failure in excess of $1,000,000 occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan resulting in a liability, loss or cost in excess of $1,000,000.

          12.6 Judgments. If any judgment or order requiring payment of monies
               ---------
in excess of $1,000,000 which is not covered by insurance, shall be rendered against Borrower or any Guarantor, and such judgment or order shall remain unsatisfied or undischarged and in effect for thirty (30) consecutive days without a stay of enforcement or execution thereof or posting of a bond pending appeal.

          12.7 Insolvency and Related Proceedings. If Borrower or any Subsidiary
               ----------------------------------
(i) authorizes or makes an assignment for the benefit of creditors; (ii) generally shall not pay its debts as they become due; (iii) shall admit in writing its inability to pay its debts generally as they come due; or (iv) shall authorize or commence (whether by the entry of an order for relief or the appointment of a receiver, trustee, examiner, custodian or other similar official therefor or for any material part of its property) any proceeding or voluntary case under any bankruptcy, reorganization, insolvency, dissolution, liquidation, adjustment or arrangement of debt, receivership or similar laws or if such proceedings are commenced or instituted, or an order for relief or approving any petition commencing such proceedings is entered against any such Person, and such Person, by any action or failure to act, authorizes, approves, acquiesces, or consents to the commencement or institution of such proceedings, and such proceedings are not dismissed within sixty (60) days after the date of filing, commencement or institution.

          12.8 State Action. If any proceeding is instituted or commenced by any
               ------------
state or officer thereof, including the States of Illinois or Delaware, the Secretary of State of Illinois or the State of Delaware, or the Secretary of State of or any commission or other instrumentality of the State of Illinois or Delaware, seeking a forfeiture of Borrower's or any Guarantor's Articles or Certificate of Incorporation, and such Person shall fail to vacate any order entered in such proceeding within thirty (30) days.

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

          12.9  Tax Liens. If a notice of lien, levy or assessment other than a
                ---------
Permitted Lien, is filed or recorded with respect to all or a substantial part of the Collateral owned by Borrower or its Subsidiaries by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency, or any taxes or debts owing at any time or times hereafter to any one or more of the foregoing become a lien other than a Permitted Lien, upon all or a substantial part of the Collateral owned by such Person unless such notice or lien is removed within thirty (30) days after filing or recording of such notice or becoming such lien.

          12.10 Insurance. If any insurer of any policy of insurance respecting
                ---------
a material portion of the assets or Borrower or any Guarantor issues any notice of cancellation of such a policy, or any such policy is allowed to lapse, and in either case, is not replaced by a substitute policy having an effective date prior to or contemporaneous with such cancellation or lapse.

          12.11 Change of Control. If a Change of Control occurs.
                -----------------

          12.12 Guarantor Defaults. Any Guarantor fails to perform or observe
                ------------------
any term, covenant or agreement in any Guaranty; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder.

13.  RIGHTS AND REMEDIES

          13.1  Rights and Remedies Generally. Upon the occurrence of an Event
                -----------------------------
of Default under this Agreement and notice thereof by Agent to Borrower, except as hereinafter provided, Agent may, with the consent of the Majority Lenders or under Section 17(c) hereof, and shall at the direction of the Majority Lenders,
      -------------
at its sole election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

          (a) Declare all Obligations, whether evidenced by this Agreement, by Notes, or otherwise, immediately due and payable; provided, that all Obligations shall be immediately due and payable without notice or demand upon an Event of Default under Section 12.7;
              ------------

          (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, or any other agreement between Borrower and Agent or Lenders; provided that Lenders shall cease advancing money or extending credit immediately without notice upon an Event of Default under Section 12.7;
                                                                 ------------

          (c) Terminate this Agreement as to any future liability or obligation of Agent or Lenders but without affecting Agent or Lender's rights and Lien in the Collateral and without affecting the Obligations owing by Borrower to Agent or Lenders;

          (d) Without notice to or demand upon Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its Lien in the Collateral. Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to

Agent as Agent may designate. Borrower authorizes Agent to take and control the Collateral, or any part of it, and to pay, purchase, contest or compromise any Lien which in the opinion of Agent appears to be prior or superior to its Lien and to pay all expenses incurred in connection therewith;

          (e) Recover, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral;

          (f) Sell some or all of the Collateral at either public or private sales, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the premises of Borrower or its Subsidiaries) as is commercially reasonable in the opinion of Agent. It is not necessary that the Collateral be present at any such sale;

          (g)   Give notice of the disposition of the Collateral as follows:

          (i) Agent shall give Borrower and each holder of a Lien in the Collateral who is entitled to notice under the Code, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

          (ii) The notice to Borrower shall be personally delivered or mailed, postage prepaid, as provided in Section 16, at least ten (10)
                                                ----------
                calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to Persons other than Borrower or its Subsidiaries claiming an interest in the Collateral shall be sent as required under the Code; and

          (iii) If the sale is to be a public sale, Agent shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

Agent may bid in any way permitted by applicable law and purchase at any public sale;

Agent is hereby granted a non-exclusive license or other right to use, without charge, any labels, copyrights, rights of use of any name, logo, trade names, trademarks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and rights of Borrower and its Subsidiaries under all licenses and all franchise agreements shall inure to Agent's benefit.

Borrower shall pay all Out-of-Pocket Fees and Costs incurred in connection with Agent's or any Lenders' enforcement and exercise of any of their rights and remedies as herein provided, whether or not suit is commenced by Agent. Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by Agent.

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

          13.2 Rights Cumulative. Agent's and Lenders' rights and remedies under
               -----------------
this Agreement, all other Loan Documents and all other agreements with Borrower and Guarantors shall be cumulative. Agent and Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Agent or Lenders of one right or remedy shall be deemed an election, and no waiver by Agent or Lenders of any default on Borrower's or any Guarantors part shall be deemed a continuing waiver. No delay by Agent or Lenders shall constitute a waiver, election or acquiescence by it.

14.  TAXES AND EXPENSES REGARDING THE COLLATERAL

          If Borrower fails to pay promptly when due to any other Person, monies which Borrower is required to pay by reason of any provision in this Agreement (including without limitation for any tax, expense or with respect to any Lien), or to promptly contest same by proper proceedings diligently pursued, provided such contest will not result in the impairment of the validity or priority of Agent's lien on the Collateral, upon notice to Borrower, Agent may, but need not, pay the same and charge Borrower's account therefor, and Borrower shall promptly reimburse Agent. All such sums shall become additional Obligations owing to Agent, shall bear interest at the applicable interest rate hereunder and shall be secured by the Collateral. Any payments made by Agent shall not constitute: (i) an agreement by Agent to make similar payments in the future, or
(ii) a waiver by Agent of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax or Lien and the receipt of the usual official notice for the payment thereof shall be presumptive evidence that the same was validly due and owing, and the receipt of any other notice with respect to all other such monies due hereunder shall be prima facie evidence that the same was validly due and owing.
----- -----

15.  CERTAIN WAIVERS

          15.1 Application of Payments. Borrower waives the right to direct the
               -----------------------
application of any and all payments at any time or times hereafter received by Agent on account of any Obligations owed by Borrower, including without limitation amounts received which are the proceeds of any insurance policy, and Borrower agrees that Agent shall have the continuing exclusive right to apply and reapply such payments in any manner as Agent may deem advisable, notwithstanding any entry by Agent upon its books.

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

          15.2 Demand, Etc. Except as otherwise provided herein, Borrower waives
               -----------
demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, notice of nonpayment at maturity, notice of intent to accelerate, and notice of acceleration, notice prior to Agent's taking possession or control of any of the Collateral, or any bond or security which might be required by any court prior to allowing Agent to exercise any of Agent's remedies, including the issuance of an immediate writ of possession, the release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Agent on which Borrower may in any way be liable, the benefit of all valuation, appraisement and exemption laws, and any right to require a marshaling of assets by Agent or to require that Agent first resort to some or any portion of any Collateral before sale, foreclosure or realization on any other portion thereof.

          15.3 Risk of Loss Regarding Collateral. Neither Agent nor Lenders
               ---------------------------------
shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause, including without limitation, lost profits, incidental or consequential damages; or (c) any diminution in the value thereof. Except where occasioned by gross negligence or willful misconduct of Agent or Lenders, all risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

16.  NOTICES

          Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

If to Agent at:       LaSalle Bank National Association
                      135 South LaSalle Street
                      Chicago, Illinois 60603
                      Attention:  June Courtney
                      Facsimile: 312-904-4483
                      Telephone: 312-904-8948

If to LaSalle at:     LaSalle Bank National Association
                      135 South LaSalle Street
                      Chicago, Illinois 60603
                      Attention: June Courtney
                      Facsimile: 312-904-4483
                      Telephone: 312-904-8948

With copies to:       Jenner & Block, LLC
                      One IBM Plaza
                      Chicago, Illinois 60611
                      Attention: Craig R. Culbertson
                      Facsimile: 312-840-7279
                      Telephone: 312-923-2879

If to Northern Trust: The Northern Trust Company
                      50 South LaSalle Street
                      Chicago, Illinois 60675
                      Attention: Fredric McClendon
                      Facsimile: 312-444-7028
                      Telephone: 312-557-1893

If to Borrower at:    Material Sciences Corporation
                      2200 East Pratt Boulevard
                      Elk Grove Village, Illinois  60007
                      Attention: Chief Financial Officer
                      Facsimile: 847-718-8643
                      Telephone: 847-718-8243

With copies to:       Kirkland & Ellis
                      200 East Randolph Street
                      Chicago, Illinois 60601
                      Attention: Keith S. Crow
                      Facsimile: 312-861-2200
                      Telephone: 312-861-2181

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above
                                                            ------------
shall be effective upon the expiration of three (3) Business Days after its deposit in the United States mail, and notice telecopied as provided in clause
                                                                        ------
(iv) above shall be effective upon receipt of such telecopy if the duplicate
----
signed copy is sent under clause (iii) above. Notice given in any other manner
                          ------------
described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and
         --------
delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

17.  AGENT

          17.1 Appointment and Authorization.
               -----------------------------

          (a) Each Lender hereby irrevocably (subject to Section 17.9) appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.

          (b) Issuing Bank shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. Issuing Bank shall promptly upon receipt provide to The Northern Trust Company for informational purposes a copy of the first Application (as defined in the Master Letter of Credit Agreement). Issuing Bank shall have all of the benefits and immunities (i) provided to Agent in this Section 17 with respect to any acts taken or omissions suffered by Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent", as used in this Section 17, included Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to Issuing Bank.

          17.2 Delegation of Duties. Agent may execute any of its duties under
               --------------------
this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          17.3 Liability of Agent. None of Agent nor any of its directors,
               ------------------
officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Borrower or any Guarantor or any Subsidiary or Affiliate thereof, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any Guarantors or any of the Subsidiaries or Affiliates thereof.

          17.4 Reliance by Agent. Agent shall be entitled to rely, and shall be
               -----------------
fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or all of Lenders if so required by Section
                                                                         -------
20.3) as it deems appropriate and, if it so requests, confirmation
----
from Lenders of their obligation to indemnify Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all of Lenders if so required by Section 20.3) and such request and any action taken
                             ------------
or failure to act pursuant thereto shall be binding upon all of Lenders.

          17.5 Notice of Default. Agent shall not be deemed to have knowledge or
               -----------------
notice of the occurrence of any Event of Default or Uncured Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default or Uncured Default and stating that such notice is a "notice of default". Agent will notify Lenders of its receipt of any such notice. Agent shall take such action with respect to such Event of Default or Uncured Default as may be requested by the Majority Lenders in accordance with
Section 13; provided that unless and until Agent has received any such request,
----------
Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Uncured Default as it shall deem advisable or in the best interest of Lenders.

          17.6 Credit Decision. Each Lender acknowledges that Agent has not made
               ---------------
any representation or warranty to it, and that no act by Agent hereafter taken, including any review of the affairs of Borrower, its Subsidiaries and Guarantors, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower, its Subsidiaries and Guarantors, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of Borrower, its Subsidiaries or the Guarantors which may come into the possession of Agent.

          17.7 Indemnification. Whether or not the transactions contemplated
               ---------------
hereby are consummated, Lenders shall indemnify upon demand Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, from and against any and all losses, claims, damages, costs, expenses and liabilities ("Losses"); provided that no Lender shall be liable for any payment to any such Person of any portion of the Losses resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorneys' fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower or the Guarantors. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral, termination of this Agreement and the resignation or replacement of Agent.

          17.8  Agent in Individual Capacity. LaSalle and its Affiliates may
                ----------------------------
make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and their Subsidiaries and Affiliates as though LaSalle were not Agent or Issuing Bank hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, LaSalle or its Affiliates may receive information regarding Borrower, its Affiliates and Guarantors (including information that may be subject to confidentiality obligations in favor of such Persons) and acknowledge that Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), LaSalle and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though LaSalle were not Agent and Issuing Bank, and the terms "Lender" and "Lenders" include LaSalle and its Affiliates, to the extent applicable, in their individual capacities.

          17.9  Successor Agent. Agent may resign as Agent upon 30 days' notice
                ---------------
to Lenders and Borrower. If Agent resigns under this Agreement, the Majority Lenders shall, with (so long as no Event of Default exists) the consent of Borrower (which shall not be unreasonably withheld or delayed), appoint from among Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrower, a successor agent from among Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 17 and Sections 2.11 and 20 shall inure to its benefit as to any
     ----------     --------------------
actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and Lenders shall reasonably perform all of the duties of Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

          17.10 Collateral Matters. Lenders irrevocably authorize Agent, at its
                ------------------
option and in its discretion, (a) to release any Lien granted to or held by Agent pursuant to the Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other obligations (other than Contingent Indemnification Obligations) of Borrower hereunder and the expiration or termination of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 20.3,
                               ------------

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

if approved, authorized or ratified in writing by the Majority Lenders; or (b) to subordinate its interest in any collateral to any holder of a Lien on such collateral which is permitted by clause (vii) of Section 8.1 (it being
                                                 -----------
understood that Agent may conclusively rely on a certificate from Borrower in determining whether the Debt secured by any such Lien is permitted by Section
                                                                      -------
8.6). Upon request by Agent at any time, Lenders will confirm in writing Agent's
----
authority to release, or subordinate its interest in, particular types or items of collateral pursuant to this Section 17.10.
                               -------------

18.  ASSIGNMENTS; PARTICIPATIONS

          18.1 Assignments. Any Lender may, with the prior written consents of
               -----------
Issuing Bank and Agent and (so long as no Event of Default exists) Borrower (which consents shall not be unreasonably delayed or withheld and, in any event, shall not be required for an assignment by a Lender to one of its Affiliates), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee") all or any fraction of such Lender's Loans and Commitment
           --------
(which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount equal to the lesser of (i) the amount of the assigning Lender's Pro Rata Share of the Revolving Commitment and (ii) $5,000,000; provided that
                                                                --------
(a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, Borrower would be obligated to pay any greater amount under Sections 2.18, 2.20, 2.21, or 2.22 to the Assignee than Borrower is
             ----------------------------------
then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, Borrower will not be required to pay the incremental amounts) and (b) Borrower, the Guarantors and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

          (x) five Business Days (or such lesser period of time as Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to Borrower, the Guarantors and Agent by such assigning Lender and the Assignee,

          (y) the assigning Lender and the Assignee shall have executed and delivered to Borrower and Agent an assignment agreement substantially in the form of Exhibit E (an "Assignment Agreement"), together with
                         ---------      --------------------
          any documents required to be delivered thereunder, which Assignment
          Agreement shall have been accepted by Agent, and

          (z) except in the case of an assignment by a Lender to one of its Affiliates, the assigning Lender or the Assignee shall have paid Agent a processing fee of $3,500.

     From and after the date on which the conditions described above have been met, (x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and

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

(y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, (i) Borrower shall execute and deliver to Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the principal amount of the Assignee's Pro Rata Share of the Revolving Loan Commitment and, if the assigning Lender has retained a Commitment hereunder, a replacement Note in the principal amount of the Pro Rata Share of the Revolving Loan Commitment retained by the assigning Lender (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Lender), and (ii) if requested, Borrower shall have each Guarantor similarly execute and deliver a new Guaranty or reaffirmation of Guaranty to the appropriate Assignee or Assignor. Each such Note shall be dated the effective date of such assignment. The assigning Lender shall mark the predecessor Note "exchanged" and deliver it to Borrower. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 18.1 shall be null and
                                                ------------
void.

Notwithstanding the foregoing provisions of this Section 18.1 or any other
                                                 ------------
provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).

          18.2 Participations. Any Lender may at any time sell to one or more
               --------------
commercial banks or other Persons participating interests in any Loan owing to such Lender, the Note held by such Lender, the Commitment of such Lender, the direct or participation interest of such Lender in any Letter of Credit or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a
                                              -----------
sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain the holder of its Note for all purposes of this Agreement, (y) Borrower and the Guarantors and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (z) all amounts payable by Borrower and the Guarantors shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in Section
                                                                       -------
20.3(b). Each Lender agrees to incorporate the requirements of the preceding
-------
sentence into each participation agreement which such Lender enters into with any Participant. Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that such right of setoff shall be subject
                             --------
to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 2.6. Borrower also agrees
                                               -----------
that each Participant shall be entitled to the benefits of Sections 2.18, 2.20,
                                                           --------------------
2.21, and 2.22 as if it were a Lender (provided that no Participant shall
--------------                         --------
receive any greater compensation
pursuant to Sections 2.18, 2.20, 2.21, or 2.22 than would have been paid to the
            ----------------------------------
participating Lender if no participation had been sold).

19.  INDEMNITY.

          Borrower shall indemnify, hold harmless and defend Agent, Lenders and their directors, officers, agents, counsel and employees ("Indemnified Persons") from and against all Losses, whether such Losses arise or notice thereof is received by Agent or Lenders during the Initial Term or any renewal term or after termination of this Agreement, incurred by any of them arising principally out of or relating to this Agreement or any other transaction contemplated hereby other than arising out of any intercreditor relationship between Agent and Lenders or between Lenders and any Participant and except for any such losses caused by the gross negligence or willful misconduct of such Indemnified Persons, and shall reimburse Agent or Lenders and each other Indemnified Person for any expenses including in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such costs of responding to discovery requests or subpoenas), regardless of whether any Indemnified Person is a party thereto. Each Indemnified Person may select its own counsel with respect to any Losses, in addition to Borrower's counsel, and shall be indemnified therefor hereunder.

20.  GENERAL PROVISIONS.

          20.1 Acceptance. This Agreement shall be binding and deemed effective
               ----------
when executed by Borrower and accepted and executed by Agent and Lenders.

          20.2 Binding Agreement. This Agreement shall bind and inure to the
               -----------------
benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights
--------
hereunder without Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Agent shall release Borrower or Guarantors from their Obligations to Agent or Lenders.

          20.3 Waiver and Amendment.
               --------------------

          (a) Agent's or Lenders' failure, at any time or times hereafter, to require strict performance by Borrower of any provisions of this agreement or the Revolving Loan Notes shall not waive, affect or diminish any right of Agent or Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or Lenders of a Potential Default or Event of Default by Borrower under this Agreement or the Revolving Loan Notes shall not suspend, waive or affect any other Potential Default or Event of Default by Borrower under this Agreement, or the Revolving Loan Notes whether the same is prior or subsequent thereto and whether of the same or a different kind or character.

          (b) No amendment or modification of any provision of this Agreement or the Notes relating to (i) any increase of the Commitments of any Lender, (ii) any change in the final maturity of the Loans or any payment date for interest and fees due hereunder, (iii) the reduction of interest rates applicable to the Loans or fees payable under this Agreement, or (iv) release of a material portion of the Collateral, shall be effective without the written agreement of all of the Lenders and Borrower. No amendment or modification of any other provision of this Agreement shall be effective without the written agreement of the Majority Lenders and Borrower and no termination or waiver of any other single provision of this Agreement, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of the Majority Lenders. Whenever a consent is required, any of the Lenders shall have the right to grant or withhold same at their sole discretion.

          (c) Notwithstanding the provisions of this Section, no amendment, modification, termination or waiver of any provision of Section 17 or any other
                                                        ----------
provision referring to Agent's rights hereunder shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

          20.4 Section Headings. Section headings and section numbers have been
               ----------------
set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

          20.5 Construction. Neither this Agreement nor any uncertainty or
               ------------
ambiguity herein shall be construed or resolved against Agent, Lenders or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

          20.6 Severability. Each provision of this Agreement shall be severable
               ------------
from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          20.7 Entire Agreement. This Agreement cannot be changed or terminated
               ----------------
orally. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement. This Agreement may be amended only by a written agreement signed by duly authorized officers of Borrower, Agent and Lenders (or Majority Lenders in accordance with Section 20.3 hereof).

          20.8 No Fiduciary Relationship or Joint Venture. No provision herein
               ------------------------------------------
or in any of the other Loan Documents and no course of dealing between the parties hereto shall be deemed to create any fiduciary relationship between Lenders and Borrower or Agent and Borrower nor to create any partnership or joint venture between Lenders and Borrower or Agent and Borrower.

          20.9 Publicity. Lenders shall have the right, upon consent of Borrower
               ---------
(which consent shall not be unreasonably withheld or delayed) to issue or disseminate to the public information generally describing the credit accommodations entered into pursuant to this Agreement (as it may be amended, modified and supplemented from time to time) including without limitation the names and addresses of Borrower and its Subsidiaries, a general description of their businesses and the use of their names and logos in connection therewith.

          20.10 Counterparts. This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

          20.11 Conflict. In the event of a conflict between the terms of this
                --------
Agreement and the terms of any Notes or other Loan Documents, the terms of this Agreement shall be controlling.

          21. CONFIDENTIALITY.

          Each of the Agent and the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Agent's or Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrower that in any event the Agent or a Lender may make disclosures (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) subject to the applicable limitations set forth herein, to the extent requested by any government authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 21, to any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of Borrower, (h) to the extent such information (1) becomes publicly available other than as a result of a breach of this Section 21 or (2) becomes available to Agent or any Lender on a nonconfidential basis from a source other than Borrower or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates; provided that no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a Participant hereunder; and provided further that, unless specifically prohibited by applicable law or court order, the Agent and each Lender shall notify Borrower of any request by any government authority or representative thereof (other than any such request in connection with any examination of the financial condition of Agent or such Lender by such government authority) for disclosure of any such non-public information prior to disclosure of such information and shall use its reasonable efforts to afford Borrower the opportunity to object to such disclosure.

          22. CHOICE OF LAW; WAIVER OF JURY TRIAL.

          22.1 Choice of Law; Forum Selection; Consent to Jurisdiction. This
               -------------------------------------------------------
Agreement shall be deemed to have been made in the State of Illinois and the validity of this Agreement, its construction, interpretation and enforcement, and the rights of parties hereunder and concerning the Collateral, shall be determined under, governed by and construed in accordance with the laws of the State of Illinois. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Nothing contained in this Section 22.1 shall affect the right of Agent or
                          ------------
Lenders to serve legal process in any other manner permitted by law or affect the right of Agent or Lenders to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

          22.2 Waiver of Jury Trial. BORROWER, AGENT AND EACH LENDER HEREBY
               --------------------
WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          IN WITNESS WHEREOF, Borrower has executed and delivered this Agreement.

                                       MATERIAL SCIENCES CORPORATION



                                       By:    /s/ James J. Waclawik, Sr.
                                              ----------------------------------
                                       Title: Chief Financial Officer
                                              ----------------------------------

          ACCEPTED this 11th day of October, 2001, at Agent's place of business in the City of Chicago, State of Illinois.

                                       LASALLE BANK NATIONAL ASSOCIATION, a
                                       national banking association, as Agent



                                       By:    /s/ June Courtney
                                              ----------------------------------
                                       Title: SVP
                                              ----------------------------------
                                              Address: 135 S. LaSalle Street
                                                       Chicago, Illinois 60603
                                                       Attn: June Courtney

                                       LASALLE BANK NATIONAL ASSOCIATION
Revolving Loan Commitment:
$10,000,000
Percentage: 50.00000%

                                       By:    /s/ June Courtney
                                              ----------------------------------
                                       Title: SVP
                                              ----------------------------------
                                              Address: 135 South LaSalle Street
                                                       Chicago, Illinois 60603
                                                       Attn: June Courtney

                                       THE NORTHERN TRUST COMPANY
Revolving Loan Commitment:
$10,000,000.00
Percentage: 50.00000%

                                       By:    /s/ Fred McClendon
                                              ----------------------------------
                                       Title: Vice President
                                              ----------------------------------
                                              Address: 50 South LaSalle Street
                                                       Chicago, Illinois 60675
                                                       Attn: Fredric McClendon

                                     ANNEX A
                                     -------

                                Applicable Margin

-------------------------------------------------------------------------------------------------------------------------
                                  LEVEL I             LEVEL II           LEVEL III          LEVEL IV          LEVEL V
                                  -------             --------           ---------          --------          -------

-------------------------------------------------------------------------------------------------------------------------
Funded Debt to EBITDA Ratio       **3.50           ***3.0 ****3.5      ***2.5 ****3.0     ***2.0 ****2.5      ****2.0

-------------------------------------------------------------------------------------------------------------------------
LIBOR Margin                        3.00%               2.50%               2.25%              2.00%             1.75%

-------------------------------------------------------------------------------------------------------------------------
Prime Rate Margin                   1.50%               1.00%               0.75%              0.50%             0.25%

-------------------------------------------------------------------------------------------------------------------------
Unused Fee                          0.50%              0.375%              0.375%              0.25%             0.25%

-------------------------------------------------------------------------------------------------------------------------
Standby L/C Fee Rate                3.00%               2.50%               2.25%              2.00%             1.75%

-------------------------------------------------------------------------------------------------------------------------
Trade L/C Fee Rate                  3.00%               2.50%               2.25%              2.00%             1.75%

-------------------------------------------------------------------------------------------------------------------------

  ** denotes more than or equal to
 *** denotes more than
**** denotes less than or equal to

*From the Closing Date until February 28, 2002, the applicable rates shall be those set forth under the column titled "Level III".

During any period Borrower Cash Collaterizes the Obligations, interest on such Cash Collateralized Obligations shall accrue as follows: (a) Prime Rate Loans at the Prime Rate; (b) LIBOR Loans at the Libor Rate plus 0.75%; (c) the Unused Fee described in Section 2.11(a) at 0.25%; and (d) Standby L/C Fee Rate or Trade L/C Fee Rate at 1.75%.

                                    EXHIBITS
                                    --------

Exhibit A          Master Letter of Credit Agreement

Exhibit B          Revolving Loan Notes

Exhibit C          Officers' Certificates

Exhibit D          Directors' Consents

Exhibit E          Assignment Agreement

Exhibit F          Guaranty

Exhibit G          Security Agreement

                                    SCHEDULES
                                    ---------

7.1               Offices

7.2               Existence

7.7               Actions or Proceedings

7.9               Financial Statements

7.10              Conduct of Business

7.11              Environmental Laws

7.13              Employee Welfare Benefit Plans

7.15              Insurance

7.18              Customer and Trade Relations

7.19              Other Names

7.21              Employee Matters

7.23              Subsidiaries

7.25              Capital Stock

8.1               Permitted Liens

8.5               Permitted Investments

8.6               Permitted Indebtedness

8.12              Employee Benefits

9.13              Stock of Guarantors Not Owned